As filed with the Securities and Exchange Commission on February 10, 2006.

An Exhibit List can be found on page II-4.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WENTWORTH ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Oklahoma	1311	73-199600
(State of Incorporation)	(Primary Standard Industrial Code No.)	(IRS Employer Identification No.)

115 W. 7th Street, Suite 1415, Fort Worth, Texas 76102

(877) 329-8388

 (Address and telephone number of principal executive offices)

John Punzo

Wentworth Energy, Inc.

115 W. 7th Street, Suite 1415, Fort Worth, Texas 76102

(877) 329-8388

 (Name, address and telephone number of agent for service)

Copies to:

Christopher H. Dieterich, Esq.

Dieterich & Associates

11300 West Olympic Blvd., Suite 800

Los Angeles, California 90064

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

(COVER CONTINUES ON FOLLOWING PAGE)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $.001 par value (2)	12,500,000	1.00	$12,500,000	$1,583.75
Common Stock, $.001 par value (3)	1,500,000	1.00	$1,500,000	$190.05
Common Stock, $.001 par value (4)	100,000	1.00	$100,000	$12.67
Common Stock, $.001 par value (5)(6)(7)	1,557,985	1.00	$1,557,985	$197.39
Total	15,657,985	1.00	$15,657,985	$1,983.87

        (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on January 30, 2006, which was $1.00 per share.

        (2) Represents shares underlying convertible debentures that issued to Cornell Capital Partners, L.P. upon execution of the various agreements.

(3)

Represents shares of common stock underlying 1,500,000 warrants which would be issuable if all warrants attached to the convertible debentures are fully exercised.

(4)  Represents shares issued to Cornell Capital Partners upon entry into the financing agreements.

(5)  Includes 1,358,754 shares issued to investors in a private placement in December of 2005.

(6)  Includes 49,231 shares to be issued as a finder’s fee for the Cornell Capital Partners financing transaction.  These shares will be issued at a price of $0.65 and under the auspices of Rule 4(2).

(7)  Includes 150,000 shares issued pursuant to the terms of an investor relations agreement dated June 1, 2005.  These shares were issued at a price of $0.25 on August 4, 2005 and under the auspices of Rule 4(2).

        The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed.  The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2006

Wentworth Energy, Inc.

Up to 15,657,985 Shares of

Common Stock

        This prospectus relates to the resale by the selling stockholders of up to 15,657,985 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

        We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.

        Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol WNWG. The last reported sales price for our common stock on January 30, 2006, was $1.00 per share.

Investing in our common stock involves substantial risks.

See "Risk Factors," beginning on page 8.

        No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Wentworth Energy, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective or an exemption to registration becomes available. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

        The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Wentworth," "we," "us," and "our" refer to Wentworth Energy, Inc.

 Wentworth Energy, Inc.

Wentworth Energy, Inc. was incorporated under the laws of the State of Oklahoma on October 31, 2000 and has operated as a development stage  company since.  On March 22, 2005, the Company entered into an agreement to acquire Wentworth Oil & Gas, Inc., a Nevada corporation, and during the second and third quarters of 2005, the Company  issued a total of 1,596,000 shares of our common stock to purchase 97.8% of its outstanding common stock.  We intend to purchase the remaining shares by March 31, 2006 by the issuance of an additional 36,000 of our shares.

The Company is a production stage company in the oil and gas industry.  The Company's  primary  objective is to identify,  acquire and develop  interests in  smaller,  underdeveloped  oil  and  gas  projects  that do not fit the portfolio  requirements of the larger  producers  and  developers.  The Company  intends to  acquire  smaller, underdeveloped  working  interests,  royalty interests and/or  producers,  often under control of small family-owned operators who are interested in selling out.  The Company plans to acquire projects  following  due diligence  necessary to fully evaluate the project's potential.

Wentworth Oil & Gas, Inc. owned an 18% working interest in the Henry Dome gas project located in McMullen County approximately 60 miles south of San Antonio, Texas.  In August 2005, Wentworth Oil & Gas, Inc. sold half of its interest in the project for $180,463, and retains a 9% working interest.  Located upon the lease are two 10,000 foot vertical wells that lend themselves to have 1,500 foot lateral holes drilled in a northwest direction to intersect fractures in the Edwards Limestone.  One such well has had a lateral hole drilled and is in the process of being completed.

As of September 1, 2005, the Company purchased a 100% working interest (an 81.25% net revenue interest) in four producing North Texas oil wells and related leases.  Collectively, the leases cover approximately 240 acres about 120 miles northwest of Fort Worth.  Located on the leases are two deep inactive wells, three shallow injection wells, 33 shallow inactive wells, and four shallow producing wells.  The Company plans to reactivate the non-producing wells and implement additional secondary recovery to increase that production.  As consideration for the property, the Company issued 10,000 shares of its common stock.

In December 2005, we purchased leases covering approximately 1,900 acres in the Asphalt Ridge Tar Sands project near Vernal, Utah for $100,000 and a 5% overriding royalty interest.  The property is located within the largest bituminous sandstone deposit in the Uinta Basin.  The oil-saturated sands are in the Mesa Verde Group and the Duchesne River Formation and have been identified at varying depths from the surface to 250 feet and are expected to be recoverable using open-pit mining techniques.

In January 2006, we purchased a 63.75% working interest in producing oil and gas leases in the West Texas Permian Basin for $75,000.  The leases include 15 ten-acre tracts in the West Cardinal field located in Pecos County approximately 150 miles south of Midland, Texas.  As part of the acquisition, we acquired access to a 12-mile long pipeline with the 15 wells on the property.  We plan to spend up to $400,000 to reactivate the wells.

Also in January 2006, we purchased the rights to exploit a 40-acre oil and gas lease on the Upper Gulf Coast, located in Polk County eight miles north of Livingston, Texas for $100,000.  We intend to re-enter a well on the prospect and attempt to re-stimulate the 12,450-foot deep Woodbine Sand formation.

      The  executive  offices of the Company are located at 115 West 7th Street, Suite 1415, Fort Worth, Texas 76102.  The Company rents this office on a month to month basis and the telephone number at this address is (877) 329-8388.

The Offering

Common stock outstanding before offering	15,410,054 shares
Common stock offered by selling stockholders

Up to 15,657,985 shares, based on current market prices and assuming full conversion of the convertible debentures. This number represents approximately 102% of our current outstanding stock and includes up to 12,500,000 shares of common stock underlying the convertible debentures.

Common stock to be outstanding after the offering	Up to 29,459,285 shares.
Use of proceeds	We will not receive any proceeds from the sale of the common stock hereunder. See "Use of Proceeds" for a complete description.
OTCBB Symbol	WNWG

Summary Financial Information

As of:

December 31, 2004

September 30, 2005

       (audited)

        (unaudited)

Total Assets

       $                 0

   $    516,790

 Liabilities

       $        12,250

   $    539,913

Stockholders’ Equity

       $  (12,250)

   $  (23,123)

Net Book Value

                      $  (12,250)

   $  (23,123)

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of our company, before deciding to invest in our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

RISKS RELATED TO OUR BUSINESS

WE HAVE REPORTED LOSSES FROM OPERATIONS EVERY YEAR OF OUR OPERATING HISTORY.

We have never generated material profits from operations in any year. At September 30, 2005, we had an accumulated deficit of $632,158. We will need to significantly increase our annual revenue to achieve profitability. We may not be able to do so. Even if we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability on a quarterly or annual basis in the future.

As discussed in the accompanying financial statements, these factors raise substantial doubt about our ability to continue as a going concern. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

WE WILL NOT BE ABLE TO DEVELOP OUR RESERVES OR MAKE ACQUISITIONS IF WE ARE UNABLE TO GENERATE SUFFICIENT CASH FLOW OR RAISE CAPITAL.

We will be required to make substantial capital expenditures to develop our existing reserves and to discover new oil and gas reserves. Historically, we have financed these expenditures primarily with proceeds from the sale of debt and equity securities. As of September 30, 2005, we had no cash on hand. This is not sufficient to meet our obligations in connection with the oil and gas exploration and development interests that we have purchased. In order to meet these obligations or acquire any additional business interest, we will have to raise additional funds. We also make offers to acquire oil and natural gas properties in the ordinary course of our business. If these offers are accepted, our capital needs may increase substantially.

We have arrangements for limited financing and we can provide no assurance that we will be able to obtain the additional required financing when needed. Obtaining additional financing will be subject to the following factors:

             o   market conditions;

             o   investor acceptance of potential business assets; and

             o   investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to meet our present obligations in connection with the oil and gas interests that we have acquired or business interests that we may acquire, implementation of our business plan may fail or be delayed.

WE DO NOT CONTROL ALL OF OUR OPERATIONS.

We do not operate any of our properties and we therefore have limited influence over the testing, drilling and production operations of our properties. Our lack of control could result in the following:

             o   the operator might initiate exploration or development on a faster or slower pace than we prefer;

             o   the operator might propose to drill more wells or build more facilities on a project than we have funds for or that we deem appropriate, which could mean that we are unable to participate in the project or share in   the revenues generated by the project even though we paid our share of exploration costs, and we could have our working interest ownership in the related lands and petroleum reserves reduced as a result of our failure to participate in development expenditures; and

             o   if an operator refuses to initiate a project, we might be unable to pursue the project.

Any of these events could materially reduce the value of our properties.

INFORMATION IN THIS PROSPECTUS REGARDING OUR FUTURE EXPLOITATION AND DEVELOPMENT PROJECTS REFLECTS OUR CURRENT INTENT AND IS SUBJECT TO CHANGE.

Our current exploitation and development plans are described in this prospectus. Whether we ultimately undertake an exploitation or development project will depend on the following factors:

             o   availability and cost of capital;

             o   receipt of additional seismic data or the reprocessing of existing data;

             o   current and projected oil or natural gas prices;

             o   the costs and availability of drilling rigs and other equipment supplies and personnel necessary to conduct these operations;

             o   success or failure of activities in similar areas;

             o   changes in the estimates of the costs to complete the projects;

             o   our ability to attract other industry partners to acquire a portion of the working interest to reduce costs and exposure to risks; and

             o   decisions of our joint working interest owners and partners.

We will continue to gather data about our projects and it is possible that additional information will cause us to alter our schedule or determine that a project should not be pursued at all. You should understand that our plans regarding our projects might change.

WE MAY NOT BE ABLE TO FINANCE FUTURE NEEDS OR ADAPT OUR BUSINESS PLAN TO CHANGES BECAUSE OF RESTRICTIONS PLACED ON US BY THE INSTRUMENTS GOVERNING OUR DEBT.

Our agreements with the selling stockholders who purchased our secured convertible debentures contain various covenants that limit our ability to:

             o   pay dividends on our common stock, redeem or repurchase our common stock or other equity security;

             o   sell assets; and

             o   issue any securities that rank pari passu or senior to the secured convertible debentures that we issued to the selling stockholders.

Our ability to comply with such covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. Additionally, our agreements with the selling stockholders contain numerous affirmative covenants, including covenants regarding reporting requirements and compliance with applicable laws and regulations. Additional debt we incur in the future may subject us to future covenants.

Our failure to comply with these covenants could result in a default under the agreements governing the relevant debt. In addition, if any such default is not cured or waived, the default could result in an acceleration of debt under other debt instruments that contain cross acceleration or cross-default provisions, which could require us to repay or repurchase debt, together with accrued interest, prior to the date it otherwise is due and that could adversely affect our financial condition. If a default occurs under the notes, the selling stockholders could cause all of the outstanding debt obligations under the notes to become due and payable. Upon a default or cross-default, the selling stockholders could proceed against the collateral. Even if we are able to comply with all of the applicable covenants, the restrictions on our ability to manage our business in our sole discretion could adversely affect our business by, among other things, limiting our ability to take advantage of financings, mergers, acquisitions and other corporate opportunities that we believe would be beneficial to us.

IF WE ARE UNABLE TO ACCESS OUR PROPERTIES OR CONDUCT OUR OPERATIONS DUE TO SURFACE CONDITIONS, OUR BUSINESS WILL BE ADVERSELY AFFECTED.

Our exploitation and development of oil and natural gas reserves depends upon access to the areas where our operations are to be conducted. We conduct a portion of our operations in northern regions where we are only able to do so on a seasonal basis. Unless the surface is sufficiently frozen, we are unable to access our properties, drill or otherwise conduct our operations as planned. In addition, if the surface thaws earlier than expected, we must cease our operations for the season earlier than planned. Our operations are affected by road bans imposed from time to time during the break-up and thaw period in the spring. Road bans are also imposed due to snow, mud and rock slides and periods of high water, which can restrict access to our well sites and production facility sites. In recent years, winters in our northern operating areas have been warmer than normally experienced and, as a result, our operating seasons have been shorter than in the past. Our inability to access our properties or to conduct our operations as planned will result in a shutdown or slow down of our operations, which will adversely affect our business.

IF WE ARE NOT ABLE TO EFFECTIVELY MANAGE OUR ANTICIPATED EXPANSION AND GROWTH, OUR BUSINESS AND FINANCIAL CONDITION WILL BE NEGATIVELY AFFECTED.

We have recently expanded our business operations. Any future growth in our business may place significant strain on our limited managerial and operational resources. We cannot assure you that we will be able to implement adequate controls over the risks associated with our planned expansion. If we are unable to effectively manage expanded operations, our revenues may not concurrently increase with rising costs of operations and our business will be negatively affected.

OUR COMPLIANCE WITH THE SARBANES-OXLEY ACT AND SEC RULES CONCERNING INTERNAL CONTROLS MAY BE TIME CONSUMING, DIFFICULT AND COSTLY FOR US.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain.

RISKS RELATED TO OUR INDUSTRY

OIL AND NATURAL GAS PRICES ARE VOLATILE AND LOW PRICES WILL ADVERSELY AFFECT OUR BUSINESS.

Fluctuations in the prices of oil and natural gas will affect the following aspects of our business:

             o   revenues, cash flow and earnings;

             o   ability to attract capital to finance our operations;

             o   cost of capital; and

             o   the value of our oil and natural gas properties.

Both oil and natural gas prices are extremely volatile. Oil prices are determined by international supply and demand. Political developments, compliance or non-compliance with self-imposed quotas, or agreements between members of the Organization of Petroleum Exporting Countries can affect world oil supply and prices. Prices obtained for our natural gas production are determined by supply and demand factors within North America.

Any material decline in prices could result in a reduction of our potential revenue and our overall value. The economics of producing from some wells could change as a result of lower prices. As a result, we could elect not to produce from certain wells.

YOU SHOULD NOT UNDULY RELY ON RESERVE INFORMATION BECAUSE RESERVE INFORMATION REPRESENTS ESTIMATES.

Estimates of oil and natural gas reserves involve a great deal of uncertainty because they depend in large part upon the reliability of available geologic and engineering data, which is inherently imprecise. Geologic and engineering data are used to determine the probability that a reservoir of oil and natural gas exists at a particular location, and whether oil and natural gas are recoverable from a reservoir. Recoverability is ultimately subject to the accuracy of data regarding:

             o   geological characteristics of the reservoir structure;

             o   reservoir fluid properties;

             o   the size and boundaries of the drainage area; and

             o   reservoir pressure and the anticipated rate of pressure depletion.

The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of oil and natural gas from adjacent or similar properties, but the probability of the existence and recoverability of reserves is less than 100% and actual recoveries of proved reserves usually differ from estimates.

Estimates of oil and natural gas reserves also require the following assumptions relating to operating conditions and economic factors:

             o   the price at which recovered oil and natural gas can be sold;

             o   the costs associated with recovering oil and natural gas;

             o   the prevailing environmental conditions associated with drilling and production sites;

             o   the availability of enhanced recovery techniques;

             o   the ability to transport oil and natural gas to markets; and

             o   taxes and environmental laws.

A change in any one or more of these factors could result in known quantities of oil and natural gas previously estimated as proved reserves becoming unrecoverable. For example, a decline in the market price of oil or natural gas to an amount that is less than the cost of recovery of such oil and natural gas in a particular location could make production thereof commercially impracticable. The risk that a decline in price could have that effect is magnified in the case of reserves requiring sophisticated or expensive production enhancement technology and equipment, such as some types of heavy oil. Each of these factors, by having an impact on the cost of recovery and the rate of production, will also affect the present value of future net cash flow from estimated reserves.

In addition, estimates of reserves and future net cash flows expected from them prepared by different independent engineers or by the same engineers at different times, may vary substantially.

DRILLING AND OTHER CAPITAL ACTIVITIES ARE SUBJECT TO MANY RISKS AND ANY INTERRUPTION OR LACK OF SUCCESS IN OUR DRILLING ACTIVITIES WILL ADVERSELY AFFECT OUR BUSINESS.

Drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered. New wells that we drill may not be productive and we may not recover all or any portion of our investment. Drilling for oil and natural gas could involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce enough net revenue to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain. Our drilling, completion, well workover and pipeline and facility construction operations could be curtailed, delayed or canceled as a result of the following factors, some of which are beyond our control:

             o   adverse weather conditions;

             o   compliance with governmental regulations; and

             o   mechanical difficulties or shortages or delays in the delivery of equipment and services.

OUR OPERATIONS ARE AFFECTED BY OPERATING HAZARDS AND UNINSURED RISKS AND A SHUTDOWN OR SLOWDOWN OF OUR OPERATIONS WILL ADVERSELY AFFECT OUR BUSINESS.

The following are operating hazards in drilling for and producing oil and natural gas:

             o   encountering unexpected formations or pressures that could cause damage to equipment or personal  injury;

             o   blowouts, accidents, oil spills, fires or other damage to a well that could require us to redrill it or take other corrective action;

             o   equipment failures that curtail or stop production;

             o   bad weather that interrupts drilling operations.

Any of these events could result in damage to or destruction of oil and natural gas wells, production facilities or other property, or injury to persons. In addition, any of the above events could result in environmental damage or personal injury for which we will be liable. The occurrence of a significant event not fully insured or indemnified against could seriously harm our financial condition and operating results.

OUR BUSINESS IS SUBJECT TO ENVIRONMENTAL AND OTHER GOVERNMENT LAWS ANDREGULATIONS IN ALL JURISDICTIONS IN WHICH WE OPERATE AND OUR COMPLIANCE WITH SUCH REGULATIONS COULD BE COSTLY AND COULD NEGATIVELY IMPACT OUR RESULTS OF OPERATIONS AND PRODUCTION.

Our operations are governed by numerous U.S. laws and regulations at the state  and federal levels. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. The laws and regulations may:

             o   require that we obtain permits before commencing drilling;

             o   restrict the substances that can be released into the environment in connection with drilling and production activities;

             o   limit or prohibit drilling activities on protected areas, such as wetlands or wilderness areas;

             o   require that reclamation measures be taken to prevent pollution from former operations;

•

require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells and remediating contaminated soil and groundwater; and

•

require remedial measures be taken with respect to property designated as a contaminated site, for which we are a responsible person.

Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. We do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage exists or occurs.

The costs of complying with environmental laws and regulations in the future may have that kind of effect. Furthermore, changes could occur that result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

ESSENTIAL EQUIPMENT MIGHT NOT BE AVAILABLE.

Oil and natural gas exploitation and development activities depend upon the availability of drilling and related equipment in the particular areas where those activities will be conducted. Demand for that equipment or access restrictions may affect the availability of that equipment to us and delay our exploitation and development activities.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY.

The oil and natural gas industry is highly competitive. Our competitors include companies and other entities that have greater financial and personnel resources than we do. Our ability to acquire additional properties and to discover reserves in the future depends upon our ability to evaluate and select suitable properties and to complete transactions in a highly competitive environment.

RISKS RELATED TO OUR CAPITAL STRUCTURE

INSIDERS HAVE SUBSTANTIAL CONTROL OVER US, AND THEY COULD DELAY OR PREVENT A CHANGE IN OUR CORPORATE CONTROL EVEN IF OUR OTHER STOCKHOLDERS WANTED IT TO OCCUR.

Our executive officers, directors, and principal stockholders who hold 5% or more of the outstanding common stock and their affiliates beneficially owned as of February 7, 2006, in the aggregate, approximately 19.0% of our outstanding common stock. These stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the oil and gas industries, announcements made by our competitors or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance.

In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

Sales of a substantial number of shares of our common stock in the public market could cause a decrease in the market price of our common stock. At February 7, 2006, we had 15,410,054 shares of common stock outstanding. Substantially all of our outstanding shares either are eligible for resale to the public without restriction pursuant to Rule 144(k) or are eligible for resale to the public pursuant to Rule 144. Warrants, stock options or other rights to purchase 11,263,754 shares of our common stock were outstanding and convertible debentures and promissory notes to purchase 2,430,025 shares of our common stock were outstanding. In addition, an aggregate $1,500,000 principal amount of secured convertible debentures are outstanding. The outstanding principal amount of the secured convertible debentures is convertible into shares of our common stock based on a conversion price equal to the lesser of $0.65 or 85% of the lowest Volume Weighted Average Price of the Company's Common Stock for the fifteen (15) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP. We may also issue additional shares of stock and securities convertible into or exercisable for stock in connection with our business. If a significant portion of these shares were sold in the public market, the market value of our common stock could be adversely affected.

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING CONVERTIBLE DEBENTURES THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of February 7, 2006 we had 15,410,054 shares of common stock issued and outstanding. In addition, we have warrants, stock options and convertible debentures and promissory notes outstanding which may be converted into 13,693,779 shares of common stock issuable upon exercise and/or conversion. All of the shares, including all of the shares issuable upon conversion or exercise may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

The number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless if the trading price per common share declines towards zero as the debentures are convertible into common stock is based on the trading price per common share of our company.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The convertible debentures are convertible into common stock at any time by dividing the dollar amount being converted by the lower of $0.65 or 85% of the lowest Volume Weighted Average Price of the Company's Common Stock for the fifteen (15) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP. The interest on the convertible debentures shall accrue on the outstanding principal balance at a rate of 10% per annum.  The holder of the convertible debentures may only convert up to 4.99% of the then-issued and outstanding shares of the Company on conversion date. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion of convertible debentures, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE HOLDER OF THE CONVERTIBLE DEBENTURES HAS THE OPTION OF CONVERTING THE PRINCIPAL OUTSTANDING UNDER THE CONVERTIBLE DEBENTURES INTO SHARES OF OUR COMMON STOCK.  IF THE HOLDER CONVERTS THE CONVERTIBLE DEBENTURES, THERE WILL BE DILUTION OF YOUR SHARES OF OUR COMMON STOCK.

The conversion of the Convertible Debentures will result in dilution to the interests of other holders of our common stock since the holder may ultimately convert the full amount of the Convertible Debentures and sell all of these shares into the public market.

The following table sets forth the number and percentage of shares of our common stock that would be issuable if the holder of the Debentures converted at the base fixed conversion price of $0.65 and reduced conversion prices of $0.60, $0.50, $0.40, $0.30, $0.25, $0.10 and $0.05.

Conversion Price	Number of Shares Issuable on Conversion of Convertible Debentures(1)	Percentage of Issued and Outstanding(2)
$0.65	2,307,692	13.02%
$0.60	2,500,000	13.96%
$0.50	3,000,000	16.30%
$0.40	3,750,000	19.57%
$0.30	5,000,000	24.50%
$0.25	6,000,000	28.02%
$0.10	15,000,000	49.33%
$0.05	30,000,000	66.06%

(1)

Represents the number of shares issuable if all principal amounts of all of the Convertible Debentures were converted at the corresponding conversion price.

(2)

Represents the percentage of the total outstanding common stock that the shares issuable on conversion of the Convertible Debentures without regard to any contractual or other restriction on the number of securities the selling stockholder may own at any point in time.

IF WE FAIL TO REMAIN CURRENT IN OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Forward-Looking Statements

        Information in this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

USE OF PROCEEDS

    There will be no proceeds received from the initial sales of stock, however, if any of the warrants are exercised, all available proceeds will be used for working capital.

SELLING STOCKHOLDERS

        The following table presents information regarding the selling stockholders, including Cornell Capital Partners, L.P.  A description of each selling stockholder's relationship to our Company and how each selling stockholder acquired the shares in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering (1)	Shares to be Sold in the Offering	Percentage of Shares Beneficially Owned After Offering (1)
Cornell Capital Partners, LP	768,962 (2)	4.99%	14,100,000 (3)	0%
Bentley Corporation (4)	207,000	1.34%	207,000	0%
Bradley Johnson (4)	10,000	*	10,000	0%
Coach Capital, LLC (4)	583,524	3.79%	583,524	0%
Kelburn Corporation (4)	400,000	2.60%	400,000	0%
Will Kells (4)	11,000	*	11,000	0%
Dick Leung (4)	10,000	*	10,000	0%
James O’Callaghan (4)	46,230	*	46,230	0%
Steve Sanders (4)	20,000	*	20,000	0%
Ravdeep Sidhu (4)	10,000	*	10,000	0%
Kevin Spence (4)	10,000	*	10,000	0%
Karen M. Thiessen (4)	41,000	*	41,000	0%
Michael Yannacopoulos (4)	10,000	*	10,000	0%
Warrior Capital, LLC (5)	150,000	*	150,000	0%
Paul Bornstein (6)	49,231	*	49,231	0%
Total	2,326,947	15.10%	15,657,985	0%

*

Less than 1%

(1)

Applicable percentage of ownership is based on 15,410,054 shares of common stock outstanding as of February 7, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of February 7, 2006, for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 7, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

(2)

Includes 100,000 shares of common stock received by Cornell Capital Partners as a one-time commitment fee upon entry into the financing agreements; 668,962 shares of common stock issuable upon the conversion of the convertible debentures held by Cornell Capital Partners that are convertible into shares of common stock within 60 days of February 7, 2006, such that upon giving effect to the conversion, would not cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99% of the total outstanding shares of the Company; and zero shares of common stock issuable upon the exercise of the warrants held by Cornell Capital Partners that are exercisable into shares of common stock within 60 days of February 7, 2006, such that upon giving effect to the exercises, would not cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99% of the total outstanding shares of the Company

(3)

Includes 100,000 shares of common stock received as a one-time commitment fee upon entry into the financing agreements; 12,500,000 shares of common stock underlying secured convertible debentures; and 1,500,000 shares to be issued upon the exercise of warrants issued to Cornell Capital Partners.

(4)

Issued pursuant to the terms of a private placement completed on December 30, 2005.  These shares were issued at a price of $0.50 per share and under the auspices of Regulation S and Rule 4(2).

(5)

Issued pursuant to the terms of an investor relations agreement dated June 1, 2005.  These shares were issued at a price of $0.25 on August 4, 2005 and under the auspices of Rule 4(2).

(6)

Shares to be issued as a finder’s fee for the Cornell Capital Partners financing transaction.  These shares will be issued at a price of $0.65 and under the auspices of Rule 4(2).

        The following information contains a description of each selling stockholder's relationship to us and how each selling stockholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with our Company:

Cornell Capital Partners, L.P. is a hedge fund. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors and has voting control over the securities beneficially owned by Yorkville Advisors, LLC and Cornell Capital Partners. Cornell Capital Partners acquired all securities underlying the shares being registered in this offering in financing transactions with us. Those transactions are explained below:

                Convertible Debentures (Investment).  Upon execution of the Securities Purchase Agreement, Cornell Capital Partners agreed to and did purchase convertible debentures in amounts totaling up to $1,500,000.   These debentures have a term of three years, bear interest at 10% per year, and are convertible into our common stock at a price per share equal to the lower of $0.65 or 85% of the lowest volume weighted average daily closing prices of the Company's Common Stock, as quoted by Bloomberg, LP, during the fifteen (15) trading days immediately preceding the Conversion Date.  Cornell Capital Partners may only convert up to 4.99% of the then-issued and outstanding shares of the Company on conversion date, and may not convert more than $150,000 of the convertible debentures per month while 85% of the lowest Volume Weighted Average Price of the Company's Common Stock for the fifteen (15) trading days immediately preceding the Conversion Date exceeds $0.65.  We are registering 12,500,000 shares of common stock underlying these debentures.

                Warrants.  Cornell Capital Partners also acquired three warrants to purchase an aggregate of 1,500,000 additional shares of our common stock at exercise prices of $0.60, $0.80, and $1.00, respectively, per share exercisable until November 18, 2010.

Redemption.  The Company may redeem these debentures by payment of 120% of the balance outstanding on, and interest accrued to, the date of redemption.

Lock-Up Agreements.  The Company and certain of the selling shareholders have entered into a Lock-up Agreement (Exhibit 10.9) which regulates the number of shares each of the parties may sell during a given period of time.  Any shareholders subject to the Lock-up Agreement will not be able to sell or otherwise dispose of more than

10% of their shares in any given month without the prior written approval of Cornell Capital Partners, L.P.  The lock-up restrictions will terminate on December 30, 2006.

The following table presents information regarding the lock-up restrictions agreed to by certain of the selling stockholders, other than Cornell Capital Partners, L.P.  A description of how each selling stockholder acquired the shares is detailed in the information immediately following this table.

Name	Shares Beneficially Owned Prior to the Offering		Registered w/o lockup	Registered w/ lockup
	Number	Percent (1)
Bentley Corporation (2)	207,000	1.34%	0	207,000
Bradley Johnson (2)	10,000	*	10,000	0
Coach Capital, LLC (2)	583,524	3.79%	0	583,524
Kelburn Corporation (2)	400,000	2.60%	0	400,000
Will Kells (2)	11,000	*	0	11,000
Dick Leung (2)	10,000	*	10,000	0
James O’Callaghan (2)	46,230	*	0	46,230
Steve Sanders (2)	20,000	*	0	20,000
Ravdeep Sidhu (2)	10,000	*	10,000	0
Kevin Spence (2)	10,000	*	10,000	0
Karen M. Thiessen (2)	41,000	*	41,000	0
Michael Yannacopoulos (2)	10,000	*	10,000	0
Warrior Capital, LLC (3)	150,000	*	150,000	0
Paul Bornstein (4)	49,231	*	49,231	0
Total	1,557,985	10.11%	290,231	1,267,754

* Less than 1%

    (1) Applicable percentage ownership is based on 15,410,054 shares of common stock outstanding as of February 7, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of December 31, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

      (2)  These shares were issued to these investors pursuant to the terms of a private placement completed on December 30, 2005.  These shares were issued at a price of $0.50 per share and under the auspices of Regulation S and Rule 4(2).

      (3)These shares were issued pursuant to the terms of an investor relations agreement dated June 1, 2005.  These shares were issued at a price of $0.25 on August 4, 2005 and under the auspices of Rule 4(2).

      (4)

Shares to be issued as a finder’s fee for the Cornell Capital Partners financing transaction.  These shares will be issued at a price of $0.65 and under the auspices of Rule 4(2).

PLAN OF DISTRIBUTION

        The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

                * ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

                * block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

                * purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

                * an exchange distribution in accordance with the rules of the applicable exchange;

                * privately-negotiated transactions;

                * short sales that are not violations of the laws and regulations of any state or the United States;

                * broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

                * through the writing of options on the shares;

                * a combination of any such methods of sale; and

                * any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

        The selling stockholders may also engage puts, calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

        The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders.

        We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

        The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

        The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

        We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

        If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

        Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol WNWG. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. Our common stock first began quotation on the Pink Sheets on June 24, 2004 and on the Over-The-Counter Bulletin Board on January 4, 2006  The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions, for the period from October 1, 2003 to September 30, 2005.

QUARTER ENDING	HIGH BID	LOW BID
December 31, 2005	1.33	0.50
September 30, 2005	2.00	0.50
June 30, 2005	2.00	1.95
March 31, 2005	0.06	0.05

At February 6, 2006, the Company had 190 shareholders of record, and an unknown number of additional holders whose stock is held in "street name".  The transfer agent of our common stock is Empire Stock Transfer Inc., 7251 West Lake Mead Boulevard, Suite 300, Las Vegas, Nevada, 89128.

Dividends

Future dividends on the common shares, if any, will be dependent upon the Company's earnings, financial conditions and other relevant factors as determined by the Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2005

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	Nil	Nil	n/a

Equity compensation plans not approved by security holders	8,285,000	$0.296	n/a

Total	8,285,000	$0.296	n/a

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

        The information in this registration statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact made in this registration statement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

        The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

Analysis of Operations

Results of Operations for the Three-Month and Nine-Month Periods Ended September 30, 2005 and 2004:

REVENUES

Revenue was $5,000 for the three months ended September 30, 2005 and $0 for the three months ended September 30, 2004.  The increase in revenue is primarily due to oil revenue earned from newly-acquired wells for the month of September 2005.  Revenue was $5,000 for the nine months ended September 30, 2005 and $0 for the nine months ended September 30, 2004.

OIL AND GAS PRODUCTION COSTS

Production costs were nominal for the three months ended September 30, 2005 and nil for the three months ended September 30, 2004.  Production costs were nominal for the nine months ended September 30, 2005 and nil for the nine months ended September 30, 2004.

DEPLETION, DEPRECIATION AND AMORTIZATION

Total depletion expense for the nine months ended September 30, 2005 and 2004 was $14 and nil, respectively.  Depreciation expense for the nine months ended September 30, 2005 and 2004 was $166 and nil, respectively.

STOCK-BASED COMPENSATION

During the nine-month period ended September 30, 2005, the Company granted options to purchase up to 6,025,000 shares of its common stock to its directors, officers, employees and consultants for services rendered.  As a result of these grants, no compensation expense was recorded.

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expense increased by $295,201 from $1,250 for the three month period ended September 30, 2004 to $296,451 for the comparable period in 2005.  This increase was primarily the result of $83,476 of consulting fees relating to the investigation of oil and project opportunities and financing, $73,500 of management fees, $49,252 of finance costs relating to the arrangement of a $1,000,000 convertible line of credit and convertible loans advanced during the preceding quarter, and $34,918 relating to public relations and investor relations.

General and administrative expense increased by $479,902 from $3,806 for the nine month period ended September 30, 2004 to $483,708 for the comparable period in 2005.  This increase was primarily the result of the commencement of active operations during the year.  Of this total increase, $117,673 of consulting fees were incurred for the investigation of oil and gas project opportunities, bringing our regulatory filings up to date, and financing; $168,422 was for management fees; $60,919 was for finance costs relating to the arrangement of a $1,000,000 convertible line of credit and other financing; and $44,387 related to investor relations and public relations services.

Liquidity and Capital Resources

The Company believes that it will be able to source sufficient funds through new debt and equity in the next 12 months to develop current assets and planned acquisitions so that these operations will be sufficient to fund the anticipated liquidity and capital resource needs of the Company for the fiscal year ended December 31, 2006.  At the present time, Management feels that there are opportunities to enhance existing wells and discussions have been held regarding efforts to tap into possible reserves on the Company’s oil and gas properties.

The Company is not a party to off-balance sheet arrangements and does not engage in trading activities involving non-exchange traded contracts.  In addition, the Company has no financial guarantees, lease agreements or other arrangements, except for our convertible debentures (see "Risk Factors − We May Not be Able to Finance Future Needs or Adapt Our Business Plan to Changes Because of Restrictions Place on us by the Instruments Governing Our Debt"), that could trigger a requirement for an early payment or that could change the value of the Company’s assets.  Management continues to examine various alternatives for increasing capital resources including, among other things, participation with industry and/or private partners and specific rework of existing properties to enhance production and expansion of its sales of crude oil and natural gas.

Foreign Currency Exposure

Wentworth is not materially exposed to fluctuations in foreign currencies relative to the U.S. dollar at this time, but, as Wentworth expands its operations, it may begin to collect revenues from customers in currencies other than the U.S. dollar.  Wentworth does not currently engage in any hedging activities.

The Year Ended December 31, 2004 Compared to the Year Ended December 31, 2003

The Company realized a net loss  from operations  of  $27,371  since inception  due primarily  to legal,  accounting  and  management  fees  necessary  to bring the Company through the development stage to become a producer of oil and gas.

The Company  had  losses  from continuing operations of $7,306  and $6,097 for the years ended  December  31, 2004 and 2003.

General and  administrative  expenses were $7,306 for the year ended  December 31,  2004,  which  consisted  mainly of  legal and accounting services compared  to $8,399  for the year ended  December  31,  2003.

Critical Accounting Policies

Development stage company

The company is considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7.

Consolidation

The consolidated financial statements include the accounts of the company and its 97.8%-owned subsidiary, Wentworth Oil & Gas, Inc.  All significant intercompany transactions have been eliminated.

Oil and gas activities

The company follows the full cost method of accounting for its oil and gas activities. Accordingly, all costs associated with the acquisition, exploration and development of oil and gas properties are capitalized within the appropriate cost center.  Any internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken by the company for its own account, and do not include any costs related to production, general corporate overhead, or similar activities.

All capitalized costs within a cost center are depleted on the units-of-production method based on estimated proved reserves attributable to the oil and gas properties owned by the company.

For each cost center, capitalized costs less accumulated depletion and related deferred income taxes, may not exceed the cost center ceiling. The cost center ceiling is equal to the sum of (a) the present value of estimated future net revenues from proved oil and gas reserves, less estimated future expenditures to be incurred in developing the proved reserves computed using a 10 percent discount factor; (b) the cost of properties not being amortized; (c) the lower of cost or fair market value of unproven properties included in the costs being amortized; and (d) income tax effects related to the differences between the book and tax basis of the properties.  Any excess is charged to expense during the period in which the excess occurs.

Sales of oil and gas properties, whether or not being amortized currently, are accounted for as adjustments of capitalized costs, with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a cost center. Abandonments of oil and gas properties are accounted for as adjustments of capitalized costs, and are depleted and subject to the cost center ceiling limitation.

Capital assets

Capital assets are recorded at cost and are amortized on the declining balance basis at an annual rate as follows.

Equipment

30%

Furniture and fixtures

20%

Deferred finance costs

Finance costs with respect to the 12% convertible note and totaling $70,000 were recorded May 4, 2005, and are being expensed over the remaining months until maturity of the note on May 4, 2006.

Foreign currency translation

Monetary assets and liabilities are translated at year-end exchange rates; other assets and liabilities have been translated at the rates prevailing at the date of transaction. Revenue and expense items, except for amortization, are translated at the average rate of exchange for the period.  Amortization is converted using rates prevailing at dates of acquisition. Gains and losses from foreign currency translation are included in the statement of operations.

Loss per share

Basic loss per share has been calculated based on the weighted average number of common shares outstanding during the period.  The company uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.

Financial instruments

All significant financial assets, financial liabilities and equity instruments of the company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.  Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Comprehensive income

Under SFAS 130, the company is required to record certain gains and losses as a component of Stockholders' Equity, with the current changes in the component balances comprising the balance sheet figure disclosed in a separate statement or in a financial statement note.  The loss for the period is the same as the comprehensive loss for the period.

Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those reported.

Stock based compensation

In accordance with SFAS No. 123 (revised 2004), Share-Based Payments the cost of employee services received in exchange for equity instruments is measured at fair value at the grant date.  The cost of employee services received in exchange for an award of liability instruments is measured initially at fair value and re-measured subsequently at each reporting date through the settlement date.

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Recent accounting pronouncements

In May 2003, the FASB issued SFAS No. 150, "Accounting for certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payments.   For public companies, the cost of employee services received in exchange for equity instruments generally should be measured at fair value at the grant date.  The cost of employee services received in exchange for an award of liability instruments should be measured initially at fair value and re-measured subsequently at each reporting date through the settlement date.

Public entities that file as small business issuers must comply as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

In addition, the FASB and Emerging Issues Task Force ("EITF") have issued a variety of interpretations including the following interpretations with wide applicability:

Financial Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities", which addresses the consolidation of variable interest entities (formerly referred to as "Special Purpose Entities"). The Interpretation is generally in effect for interim or annual periods beginning after December 15, 2003.

In November 2002, the EITF reached a consensus on Issue 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). This consensus addresses issues related to separating and allocating value to the individual elements of a single customer arrangement involving obligations regarding multiple products, services, or rights which may be fulfilled at different points in time or over different periods of time. EITF 00-21 guidance is applicable for arrangements entered into in fiscal periods beginning after June 15, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the company's financial position or results of operations.

DESCRIPTION OF PROPERTY

The following discussion  should  be read  in  conjunction  with  the Financial Statements and notes thereto.

We expect to acquire interests in several oil and gas projects during the next 12 months.  During 2005 and in January 2006, we acquired, directly and indirectly, interests in five oil and gas projects.

On March 22, 2005, we entered into an agreement to acquire Wentworth Oil & Gas, Inc., a Nevada corporation, and during the second and third quarters of 2005 we issued a total of 1,596,000 shares of our common stock to purchase 97.8% of its outstanding common stock.  We intend to purchase the remaining shares by March 31, 2006 by the issuance of an additional 36,000 of our shares.

Wentworth Oil & Gas, Inc. owned an 18% working interest in the Henry Dome gas project located in McMullen County approximately 60 miles south of San Antonio, Texas.  In August 2005, Wentworth Oil & Gas, Inc. sold half of its interest in the project for $180,463, and retains a 9% working interest. Located upon the lease are two 10,000 foot vertical wells that lend themselves to have 1,500 foot lateral holes drilled in a northwest direction to intersect fractures in the Edwards Limestone.  One such well has had a lateral hole drilled and is in the process of being completed.

As of September 1, 2005, we purchased a 100% working interest (an 81.25% net revenue interest) in four producing North Texas oil wells and related leases.  Collectively, the leases cover approximately 240 acres about 120 miles northwest of Fort Worth.  Located on the leases are two deep inactive wells, three shallow injection wells, 33 shallow inactive wells, and four shallow producing wells.  We plan to reactivate the non-producing wells and implement additional secondary recovery to increase that production.  As consideration for the property, we issued 10,000 shares of our common stock.

In December 2005, we purchased leases covering approximately 1,900 acres in the Asphalt Ridge Tar Sands project near Vernal, Utah for $100,000 and a 5% overriding royalty interest.  The property is located within the largest bituminous sandstone deposit in the Uinta Basin.  The oil-saturated sands are in the Mesa Verde Group and the Duchesne River Formation and have been identified at varying depths from the surface to 250 feet and are expected to be recoverable using open-pit mining techniques.

In January 2006, we purchased a 63.75% working interest in producing oil and gas leases in the West Texas Permian Basin for $75,000.  The leases include 15 ten-acre tracts in the West Cardinal field located in Pecos County approximately 150 miles south of Midland, Texas.  As part of the acquisition, we acquired access to a 12-mile long pipeline with the 15 wells on the property.  We plan to spend up to $400,000 to reactivate the wells.

Also in January 2006, we purchased the rights to exploit a 40-acre oil and gas lease on the Upper Gulf Coast, located in Polk County eight miles north of Livingston, Texas for $100,000. We intend to re-enter a well on the prospect and attempt to re-stimulate the 12,450-foot deep Woodbine Sand formation.

Employees

We presently have no employees other than our officers (see "Management"), however we do engage consultants from time to time to assist with the management and development of our business.

LEGAL PROCEEDINGS

There are no legal proceeding pending or threatened against the Company.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

Name	Age	Current Position/Office	Position Held Since
John Punzo	51	CEO/Director	2005
Francis K. Ling	50	CFO/Director	2005
Gordon C. McDougall	49	President/Director	2005
James F. Whiteside	66	President, Oil Sands Development / Director	2005
Severino Amorelli	27	Director	2005

Set forth below is a brief  description  of the background and business experience  of each of our  executive  officer and  directors  for the past five years.

John Punzo

2005 to Present: CEO and Chairman of the Board of Wentworth Energy, Inc., a publicly trading energy company listed on the NASD Over-the-Counter Bulletin Board.

2002 to 2004: President and CEO of Sonoran Energy Inc., a publicly trading energy company listed on the NASD Over-the-Counter Bulletin Board.

1999 to 2002: President and CEO of Showstar Online.com, Inc. (subsequently renamed Sonoran Energy Inc.), a publicly trading internet company listed on the NASD Over-the-Counter Bulletin Board.

Since 1981, Mr. Punzo has played a key role in launching, directing and obtaining the funding for a number of public and private companies.  Since 2002, Mr. Punzo was involved in the restructuring of Sonoran Energy, Inc., into a successful energy company, which he led until his departure in 2004 to further develop his energy consultancy and private management group.

Francis K. Ling

March 2000 to Present:  Chief Financial Officer, Dixon Networks Corporation.  Dixon is a private contracting company that specializes in the engineering and construction of fiber optic networks for large telecommunication companies throughout North America.

Mr. Ling holds Bachelor of Science, Bachelor of Commerce, and Masters in Business Administration degrees, along with a Fellowship in the Institute of the Canadian Bankers' Association.

Gordon C. McDougall

1994 to Present: President, Campbell Capital Advisory Inc., a private investment and management consulting company located in Vancouver, British Columbia, Canada.

March 2002 to June 2004: Director, Gamestate Entertainment Inc. (subsequently renamed Quest Oil Corp.), a public leisure and entertainment company listed on the NASD Over-the-Counter Bulletin Board.

June 1999 to June 2000: President, Luna Medical Technologies, Inc. (subsequently renamed Quest Oil Corp.), a public, medical device marketing company listed on the NASD Over-the-Counter Bulletin Board.

June 2004 to Present: President of Wentworth Oil & Gas, Inc, which was subsequently acquired by the Company.

May 2004 to Present: President and a Director of Revelstoke Industries Inc, which is a reporting company in the United States.

Gordon McDougall, was born in New Brunswick, Canada.  He completed the Canadian Securities Course in 1984 and became a stockbroker with Nesbitt Thomson in 1984.

Mr. McDougall is well-versed in raising capital, managing start-up companies and coaching companies through their initial growth.

James F. Whiteside

From 2000 to 2003, Mr. Whiteside was Chairman and Co-Founder of Microbial Energy where he spent time working to improve oil sand extraction technology and adapt it to the smaller deposits which exist in the U.S. and over 50 other countries.  Among other positions, Mr. Whiteside has also served as a Special Assistant to the Minister of Energy, Mines and Resources for the Government of Canada.  Mr. Whiteside is a graduate of the University of Saskatchewan with degrees in Economics, Political Science, and Business Administration.

Severino Amorelli

January 2006 to Present: President, Heimdall Group International Ltd., a private freight forwarding business located in Vancouver B.C.

August 2004 to Present: President and Director, Amorelli Investments Ltd., a private Vancouver, British Columbia consulting company that has interests in foreign exchange and capital fund raising.

May 1998 to 2005: Employee, Tree Island Industries, a steel manufacturing plant that specializes in manufacturing and distributing building materials.

Audit Committee Financial Expert

Our audit committee is composed of three of our directors, Mr. Francis K. Ling, Mr. Severino Amorelli and Mr. Gordon C. McDougall.  Mr. Ling, our Chief Financial Officer, is an audit committee financial expert and is not independent.

Code of Ethics

We have adopted a "Code of Ethics for Directors, Officers and Employees", a code of ethics that will apply to all employees, including our executive officers. A copy of our Code of Ethics for Directors, Officers and Employees is filed as Exhibit 14.1 to this Registration Statement.

EXECUTIVE COMPENSATION

        The following table sets forth the aggregate annual remuneration of Wentworth's Chief Executive Officer and the other executive officers in the fiscal year ending December 31, 2005 (collectively, the "named executive officers"), and for the fiscal years ended December 31, 2004 and December 31, 2003, the Company's most recent and only meaningful fiscal years. All amounts are in U.S. dollars unless otherwise noted.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other	Restricted Stock	Options	All Other Compensation

John Punzo	2005	Nil	Nil	$148,300[1]	Nil	2,000,000	Nil
CEO/Director	2004	Nil	Nil	Nil	Nil	Nil	Nil
	2003	Nil	Nil	Nil	Nil	Nil	Nil

Gordon C. McDougall	2005	Nil	Nil	$120,200[2]	Nil	1,600,000	Nil
President/Director	2004	Nil	Nil	Nil	Nil	Nil	Nil
	2003	Nil	Nil	Nil	Nil	Nil	Nil

Francis K. Ling	2005	Nil	Nil	$11,850	Nil	1,200,000	Nil
CFO/Director	2004	Nil	Nil	Nil	Nil	Nil	Nil
	2003	Nil	Nil	Nil	Nil	Nil	Nil

James F. Whiteside	2005	Nil	Nil	$25,000	Nil	1,200,000	Nil
Director	2004	Nil	Nil	Nil	Nil	Nil	Nil

	2003	Nil	Nil	Nil	Nil	Nil	Nil

Chris Cochran	2005	Nil	Nil	Nil	Nil	Nil	Nil
Ex-President	2004	Nil	Nil	Nil	Nil	Nil	Nil
	2003	Nil	Nil	Nil	Nil	Nil	Nil

Mark Robertson	2005	Nil	Nil	Nil	Nil	Nil	Nil
Ex-Secretary	2004	Nil	Nil	Nil	Nil	Nil	Nil
	2003	Nil	Nil	Nil	Nil	Nil	Nil

Footnotes

1

Paid to Paradigm Process Inc. and Panterra Capital Inc., private companies controlled by John Punzo.

2

Paid to C4 Capital Advisory, Inc., a private company controlled by Gordon C. McDougall.

Executive Employment Agreements

On April 2, 2005, the Company entered into a Management Agreement with C4 Capital Advisory, Inc. ("C4").  Pursuant to the C4 Agreement, C4 agreed to provide the services of Gordon C. McDougall as President of the Company.  As compensation for these services, we agreed to pay C4 a monthly fee of $10,800, payable in cash or common stock of the Company.  We also agreed to grant to C4, from time to time, incentive stock options, not less than 800,000 shares of the Company's common stock per year.

On  October 1, 2005, the Company entered into a consulting agreement with Panterra Capital Inc., a company controlled by John Punzo, a director and Chief Executive Officer of the Company. The agreement, attached as Exhibit 10.1 to the Company’s Form 10-QSB for the quarter ended September 30, 2005, provides for, among other things, the payment of fees of $13,700 per month and the grant of options to purchase not less than 1,000,000 shares of the Company’s common stock per year.

On October 14, 2005, the Company entered into a consulting agreement with James Whiteside wherein Mr. Whiteside agreed to act as an officer overseeing the Company oil sands operations.  Pursuant to the terms of this agreement, Mr. Whiteside will receive the payment of fees of $10,000 per month.  The Company also agreed to grant to Mr. Whiteside, from time to time, incentive stock options of not less than 1,200,000 shares of the Company's common stock.  A copy of this agreement is attached hereto as Exhibit 10.10.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the nine-month period ended September 30, 2005, the company entered into transactions with related parties as follows:

Management fees paid to corporations controlled by directors                               $157,594

Rent paid to a corporation controlled by a director                                                    $    2,700

Rent paid to a director                                                                                                     $    2,139

Consulting fees paid to a director                                                                                 $    4,500

As at September 30, 2005, $3,842 was owed to a director and corporations owned by directors of the company in respect of unpaid fees and expenses.  The amount due to related parties is unsecured and without interest or stated terms of repayment.

Indemnification of Officers and Directors

The Oklahoma Statutes provide that we may indemnify our officers and directors for costs and expenses incurred in connection with the defence of actions, suits, or proceedings where the officer or director acted in good faith and in a manner he reasonably believed to be our best interest and is a party by reason of his status as an officer or director, absent a finding of negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company under the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Conflicts of Interest

None of our officers will devote more than a portion of his time to the affairs of the Company.  There will be occasions when the time requirements of our business conflict with the demands of the officers' other business and investment activities.  These conflicts may require that we attempt to employ additional personnel.  There is no assurance that the services of additional personnel will be available or that they can be obtained upon terms favorable to us.

Some of our officers and directors also are officers, directors, or both of other corporations.  These companies may be in direct competition with us for available opportunities.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date for the following: (i) each person or entity who is known to the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's Directors (and nominees for election as Directors); (iii) the Company's Chief Executive Officer and each of the officers ("Named Officers") named in the Summary Compensation Table herein; and (iv) all Directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or dispositive power and also any shares that the individual has the right to acquire within sixty days of the Record Date through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and dispositive power (or shares such power) with respect to the shares shown as beneficially owned.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (1)
Common Stock	John Punzo	930,000 direct and indirect	6.0%
Common Stock	Gordon C. McDougall	885,000 direct and indirect	5.7%
Common Stock	Francis K. Ling	15,000 direct	0.1%
Common Stock	James F. Whiteside	15,823 direct	0.1%

Common Stock	Severino Amorelli	90,000 direct and indirect	0.6%
Common Stock	All Officers and Directors as a group	1,935,823	12.5%
Common Stock	Firemark Capital, LLC	2,000,000 direct	13.0%
Total		3,935,823	25.5%

(1) Based upon 15,410,054 shares of common stock outstanding prior to offering.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Dividend Policy

        Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore. We have never declared cash dividends on its common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Capital Structure

        Our authorized capital consists of 50,000,000 shares of stock. We are authorized to issue 48,000,000 shares of common stock, $0.001 par value per share, and 2,000,000 shares of $0.001 par value preferred stock, which may be issued in series with such designations, preferences, stated values, rights, qualifications or limitations as determined by the Board of Directors. As of February 7, 2006, we had 15,410,054 shares of common stock outstanding and no shares of preferred stock outstanding. Holders of our common stock: (i) have general ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

Convertible Debenture Financing

On January 12, 2006, we entered into a securities purchase agreement with Cornell Capital for an aggregate purchase price of $1,500,000, of which we have issued (i) two secured convertible debentures, totaling $1,500,000 convertible into shares of our common stock, par value $0.001, and (ii) three warrants to purchase an aggregate of 1,500,000 additional shares of our common stock at exercise prices of $0.60, $0.80, and $1.00, respectively, per share exercisable until November 12, 2010.

Pursuant to the registration rights agreement entered into between our company and Cornell Capital, we agreed to file a registration statement registering the shares of our common stock issuable upon conversion of the convertible debentures and accrued interest, and the shares of our common stock issuable upon the exercise of the warrants. The proceeds of the private placement will be used for general corporate purposes.

The secured convertible debentures are convertible into shares of our common stock at any time by dividing the dollar amount being converted by the lower of $0.65 or 85% of the lowest volume weighted average trading price per share of our common stock for fifteen trading days immediately preceding the conversion date. The interest on the convertible debentures shall accrue on the outstanding principal balance at a rate of 10% per annum.

Yorkville Advisors received a fee of $150,000, which is equal to 10% of the purchase price, which was paid pro rata from the gross proceeds of each closing. Yorkville Advisors also received a structuring fee of $20,000.

We issued the securities to an accredited investor pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      The Corporation Laws of the State of Oklahoma and the Company's Bylaws provide for indemnification of the Company's Directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matter as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.  Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Dieterich & Associates, Los Angeles, California.

EXPERTS

        Our financial statements as of December 31, 2004 and the related condensed consolidated statements of operations, stockholders' deficit and cash flows for the fiscal year ended December 31, 2004 appearing in this prospectus and registration statement have been audited by MacKay LLP, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

        We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Wentworth Energy, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected by public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Nevada, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may obtain this information by visiting the SEC's Internet website at sec.gov.

WENTWORTH ENERGY, INC.

(A Development Stage Company)

-:-

DECEMBER 31, 2004 AND 2003

CONTENTS

Page

Report of Independent Registered Public Accounting Firm

Statements of Operations for the

  Years Ended December 31, 2004 and 2003

  And for the Cumulative Period from Inception to December 31, 2004

36

Balance Sheets

  December 31, 2004 and 2003

37

Statement of Stockholders' Equity

  From Inception to December 31, 2004

38

Statements of Cash Flows for the

  Years Ended December 31, 2004 and 2003

  And for the Cumulative Period from Inception to December 31, 2004

39

Notes to Financial Statements

40

Report of Independent Registered Public Accounting Firm

To the Shareholders of

Avondale Capital I Corp.

(a Development Stage Enterprise)

We have audited the balance sheets of Avondale Capital I Corp. (a Development Stage Enterprise) as at December 31, 2004 and 2003 and the statements of operations and deficit, stockholders' equity (deficit), and cash flows for the years then ended.   These financial statements are the responsibilities of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the generally accepted auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended in accordance with United States generally accepted accounting principles.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, and has no permanently established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                                                                              "MacKay LLP"

April 25, 2005                                                                                                   Chartered Accountants

Avondale Capital I Corp.

(a Development Stage Enterprise)

Statement of Operations and Deficit

(Expressed in US Dollars)

	Cumulative, Inception to December 31, 2004	Year ended December 31, 2004	Year ended December 31, 2003

Revenue	$ 100,740	$ -	$ 2,302

Administrative expenses
Amortization	1,889	-	-
Office and miscellaneous	56,717	56	1,049
Professional fees	62,636	7,250	7,050
Transfer agent	300	-	300

	121,542	7,306	8,399

Loss from continuing operations	(20,802)	(7,306)	(6,097)

Loss from discontinued operations (note 3)	(6,569)	-	(6,569)

Loss for the period	(27,371)	(7,306)	(12,666)

Deficit, beginning of period	-	(20,065)	(7,399)

Deficit accumulated during the development stage	$ (27,371)	$ (27,371)	$ (20,065)

Basic loss per share before discontinued operations	$ (0.003)	$ (0.001)	$ (0.002)

Basic loss per share	$ (0.006)	$ (0.002)	$ (0.003)

Weighted average shares outstanding	4,494,422	4,770,000	4,770,000

Avondale Capital I Corp.

(a Development Stage Enterprise)

Balance Sheet

(Expressed in US Dollars)

December 31,	2004	2003

Assets

Current
Cash	$ -	$ 56

Liabilities

Current
Accounts payable and accrued liabilities	$ 12,250	$ 5,000

Stockholders' Equity (Deficit)

Common stock, $0.001 2 par value
48,000,000 shares authorized
4,770,000 shares outstanding	4,770	4,770

Preferred stock, $0.001 2 par value
2,000,000 shares authorized
0 shares issued and outstanding	-	-

Additional paid in capital	10,351	10,351

Deficit accumulated during the development stage	(27,371)	(20,065)

	(12,250)	(4,944)

	$ -	$ 56

Subsequent events (note 4)

Approved by the Directors:

"John G. Punzo"                                                                            "Gordon C. McDougall"

_____________________________ Director                            _____________________________ Director

Avondale Capital I Corp.

(a Development Stage Enterprise)

Statement of Stockholders' Equity (Deficit)

(Expressed in US Dollars)

For the period from Inception to December 31, 2004

	Number of shares	Par value	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total

October 31, 2000 issuance of common stock for cash	3,000,000	$ 3,000	$ -	$ -	$ 3,000

December 31, 2000 issuance of common stock for cash	590,000	590	590	-	1,180

Net loss for the period	-	-	-	(298)	(298)

Balance, December 31, 2000	3,590,000	3,590	590	(298)	3,882

January 31, 2001 issuance of common stock for cash	510,000	510	510	-	1,020

December 31, 2001 issuance of stock to purchase FHW, Inc.	10,000	10	9,251	-	9,261

December 31, 2001 issuance of common stock for cash	520,000	520	-	-	520

Net income for the period	-	-	-	3,034	3,034

Balance, December 31, 2001	4,630,000	4,630	10,351	2,736	17,717

Net loss for the period	-	-	-	(10,135)	(10,135)

Balance, December 31, 2002	4,630,000	4,630	10,351	(7,399)	7,582

January 1, 2003 issuance of common stock for cash	140,000	140	-	-	140

Net loss for the period	-	-	-	(12,666)	(12,666)

Balance, December 31, 2003	4,770,000	4,770	10,351	(20,065)	(4,944)

Net loss for the period	-	-	-	(7,306)	(7,306)

Balance, December 31, 2004	4,770,000	$ 4,770	$ 10,351	$ (27,371)	$ (12,250)

Avondale Capital I Corp.

(a Development Stage Enterprise)

Statement of Cash Flows

(Expressed in US Dollars)

	Cumulative, Inception to December 31, 2004	Year ended December 31, 2004	Year ended December 31, 2003

Cash provided by (used for)

Operating activities
Loss for the period	$ (27,371)	$ (7,306)	$ (12,666)
Adjustments for:
Non-cash loss from discontinued operations	7,372	-	2,462
Amortization	1,889	-	-

	(18,110)	(7,306)	(10,204)
Change in non-cash working capital items:
Subscriptions receivable	-	-	250
Accounts payable and accrued liabilities	12,250	7,250	5,000

	(5,860)	(56)	(4,954)

Financing activity
Issuance of shares	5,860	-	-

Decrease in cash	-	(56)	(4,954)

Cash, beginning of period	-	56	5,010

Cash, end of period	$ -	$ -	$ 56

Avondale Capital I Corp.

(a Development Stage Enterprise)

Notes to the Financial Statements

(Expressed in US Dollars)

December 31, 2004

1.

Nature of Operations

The Company was incorporated in the State of Oklahoma on October 31, 2000.  Subsequent to December 31, 2004 the Company is involved in the exploration, development and exploitation of oil and gas properties, under the agreements disclosed in note 4.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern.  Accordingly, they do not give effect to adjustment that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. The Company's ability to continue as a going concern is dependent upon achieving profitable operations and/ or upon obtaining additional financing. The outcome of these matters can not be predicted at this time.

2.

Significant Accounting Policies

a)

Development stage company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7.

b)

Loss per share

The Company uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.

c)

Financial instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.  Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

d)

Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those reported.

2.

Significant Accounting Policies (continued)

e)

Stock based compensation

In accordance with SFAS No. 123 (revised 2004), Share-Based Payments the cost of employee services received in exchange for equity instruments is measured at fair value at the grant date.  The cost of employee services received in exchange for an award of liability instruments is measured initially at fair value and re-measured subsequently at each reporting date through the settlement date.

f)

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

g)

Recent accounting pronouncements

In May 2003, the FASB issued SFAS No. 150, "Accounting for certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payments.   For public companies, the cost of employee services received in exchange for equity instruments generally should be measured at fair value at the grant date.  The cost of employee services received in exchange for an award of liability instruments should be measured initially at fair value and re-measured subsequently at each reporting date through the settlement date.  Public entities that file as small business issuers must comply as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

In addition, the FASB and Emerging Issues Task Force ("EITF") have issued a variety of interpretations including the following interpretations with wide applicability:

Financial Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities", which addresses the consolidation of variable interest entities (formerly referred to as "Special Purpose Entities"). The Interpretation is generally in effect for interim or annual periods beginning after December 15, 2003.

In November 2002, the EITF reached a consensus on Issue 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). This consensus addresses issues related to separating and allocating value to the individual elements of a single customer arrangement involving obligations regarding multiple products, services, or rights which may be fulfilled at different points in time or over different periods of time. EITF 00-21 guidance is applicable for arrangements entered into in fiscal periods beginning after June 15, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the company's financial position or results of operations.

3.

Discontinued Operations

During the year ended December 31, 2003, the Company disposed of the operations related to the Company's subsidiary, FHW, Inc.  The Company disposed of the investment in the subsidiary for nil proceeds, the loss on the disposal was $6,569 representing the carrying value of the following assets:

Equipment	$ 2,072
Cash held in trust for FHW, Inc.	4,109
Accounts receivables	388

4.

Subsequent Events

a)

On February 28, 2005, the Company changed its name to Wentworth Energy, Inc. and increased its authorized share capital to 50,000,000 shares, of which 48,000,000 shares are common stock of a par value of $0.001 per share, and of which 2,000,000 shares are preferred stock with a par value of $0.001 per share.

b)

The Company completed a private placement of 2,000,000 shares of common stock on February 22, 2005 at a price of $0.001 per share, and a further private placement of 3,100,000 shares of common stock on March 22, 2005 at a price of $0.01 per share to raise a total of $33,000.

c)

The Company granted incentive stock options to directors, officers and consultants on March 18, 2005 for the purchase of up to 3,900,000 post-split shares of common stock at a price of $0.25 per share until February 28, 2008, and 1,600,000 post-split shares of common stock at a price of $0.50 per share until February 28, 2009.

d)

On March 22, 2005 the Company entered into a letter of intent to acquire all of the issued and outstanding common stock of Wentworth Oil & Gas, Inc., a Nevada corporation.  Under the terms of the letter of intent, the Company will issue one share of common stock for each 2.5 shares of Wentworth Oil & Gas, Inc. common stock.  This will result in the issuance of 1,632,000 common stock of the company.

Upon completion of the acquisition, Wentworth Oil & Gas, Inc. will become a wholly-owned subsidiary of the Company.

e)

On March 24, 2005 the Company undertook a 2:1 stock split by way of a stock dividend.  All references to common stock have been retroactively restated.

f)

On March 28, 2005, the Company entered into an option agreement with the limited liability members of KLE Mineral Holdings, LLC, a Kentucky Limited Liability Company ("KLE").  Pursuant to that agreement, the Company acquired an option to purchase all of the issued and outstanding membership interests of KLE in exchange for $50,000 payable at execution of the option agreement and $10,000 per month until the acquisition of the interests is completed.  The Company also entered into an acquisition agreement with the sellers.  Pursuant to the terms of the acquisition agreement, the Company agreed to purchase all of the ownership interests of KLE in exchange for payment of $12,250,000 payable as follows:  7,500,000 shares of the Company's common stock shall be issued to the sellers at a deemed value of $1.50 per share and payment of $1,000,000 in cash.  The closing of the acquisition shall take place between June 1, 2005 and August 31, 2005.  Any payments made to the sellers pursuant to the option agreement shall be deducted from the $1,000,000 cash payment.

g)

In April 2005, the Company granted 900,000 stock options to management to acquire up to 500,000 common shares, exercisable at $0.25 per share from June 1, 2005 to February 28, 2007,  and up to 400,000 common shares at $0.50 from June 1, 2006 to February 28, 2008.

4.

Subsequent Events (continued)

h)

Subsequent to December 31, 2004 the Company has entered into the following management and consulting agreements:

i)

Effective March 1, 2005, pursuant to which a consultant will be paid $1,000 per month, in cash or common shares at the option of the consultant, and a minimum of 25,000 options to be granted annually, the agreement is for a term of one year. If the agreement is terminated at the option of the Company without notice, damages are payable equal to 12 times the monthly fee.  The consultant will be paid a finder's fee on the raising of debt or equity financing.

ii)

Effective March 22, 2005, pursuant to which a contractor will be paid $2,500 per month, in cash until July 2005 at which time the fee will increased to $4,500 and will be payable 50% in cash and 50% in common shares. The contractor will be issued 20,000 additional common shares as an inducement to commence work with the Company.  Additional remuneration includes a minimum of 100,000 options to be granted annually.   The agreement is for a term of three years. If the agreement is terminated at the option of the Company without notice, damages are payable equal to 6 times the monthly fee.

iii)

Effective April 2, 2005, pursuant to which a consulting company, which is controlled by the CEO of the Company, will be paid $13,700 per month, in cash or common shares at the option of the consultant. The consulting company will be paid an additional $10,000 as an inducement to commence work with the Company.  Additional remuneration includes a minimum of 1,000,000 options to be granted annually.  The agreement is for a term of five years. If the agreement is terminated at the option of the Company without notice, damages are payable equal to 24 times the monthly fee.

iv)

Effective April 2, 2005, pursuant to which a consulting company, which is controlled by a Director of the Company, will be paid $10,800 per month, in cash or common shares at the option of the consultant.   Additional remuneration includes a minimum of 800,000 options to be granted annually.  The agreement is for a term of five years. If the agreement is terminated at the option of the Company without notice, damages are payable equal to 24 times the monthly fee.

Each of the above agreements automatically terminates if the Company discontinues or interrupts operations for a period of six months, with no further liability to either party.

WENTWORTH ENERGY, INC.

(A Development Stage Company)

-:-

SEPTEMBER 30, 2005

CONTENTS

Page

Statements of Operations for the

  Three Month Periods Ended September 30, 2005 and September 30, 2004

  Nine Month Periods Ended September 30, 2005 and September 30, 2004

  And for the Cumulative Period from Inception to September 30, 2005

47

Balance Sheets

  September 30, 2005 and December 31, 2004

49

Statement of Stockholders' Equity

  From Inception to September 30, 2005

51

Statements of Cash Flows for the

  Three Month Periods Ended September 30, 2005 and September 30, 2004

  Nine Month Periods Ended September 30, 2005 and September 30, 2004

  And for the Cumulative Period from Inception to September 30, 2005

54

Notes to Financial Statements

58

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Consolidated Statement of Operations and Deficit

(Expressed in US Dollars) (Unaudited)

	Cumulative, Inception to September 30,	3 months ended September 30,		9 months ended September 30,
	2005	2005	2004	2005	2004
Revenue	$ 105,740	$ 5,000	$ -	$ 5,000	$ -

Administrative expenses
Amortization	2,224	180	-	335	-
Consulting	117,673	83,476	-	117,673	-
Finance costs	60,919	49,252	-	60,919	-
Interest and bank charges	12,988	9,366	-	12,988	-
Management fees	168,422	73,500	-	168,422	-
Office and miscellaneous	68,275	7,581	-	11,558	56
Professional fees	85,348	11,498	1,250	22,712	3,750
Promotion	44,387	34,918	-	44,387	-
Regulatory authorities	6,485	5,811	-	6,485	-
Rent	5,739	3,627	-	5,739	-
Transfer agent	3,701	552	-	3,401	-
Travel	29,089	16,690	-	29,089	-

	605,250	296,451	1,250	483,708	3,806

Loss before other expenses	(499,510)	(291,451)	(1,250)	(478,708)	(3,806)

Other expenses
Write down of option payments	100,000	-	-	100,000	-
Property evaluation costs	26,079	-	-	26,079	-

	126,079	-	-	126,079	-

Loss from continuing operations	(625,589)	(291,451)	(1,250)	(604,787)	(3,806)

Loss from discontinued operations	(6,569)	-	-	-	-

Loss for the period	(632,158)	(291,451)	(1,250)	(604,787)	(3,806)

Deficit, beginning of period	-	(340,707)	(22,621)	(27,371)	(20,065)

Deficit accumulated during the development stage	$(632,158)	$(632,158)	$ (23,871)	$(632,158)	$ (23,871)

Basic loss per share before discontinued operations	$ (0.117)	$ (0.023)	$ 0.000	$ (0.061)	$ (0.001)

Loss per share	$ (0.119)	$ (0.023)	$ 0.000	$ (0.061)	$ (0.001)

Weighted average shares outstanding	5,327,504	12,681,447	4,770,000	9,972,013	4,770,000

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Consolidated Balance Sheet

(Expressed in US Dollars) (Unaudited)

	September 30,	December 31,
	2005	2004
Assets

Current
Accounts receivable	$ 5,971	$ -
Prepaid expenses (note 4)	279,284	-
	285,255	-

Oil and gas properties (note 5)	188,550

Equipment (note 6)	2,152	-

Deferred finance costs	40,833	-

	$ 516,790	$ -

Liabilities

Current
Bank indebtedness	$ 543	$ -
Accounts payable and accrued liabilities	68,047	12,250
Subscriptions received	1,500	-
Convertible loans payable (note 7)	465,981	-
Due to related parties (note 8)	3,842	-
	539,913	12,250

Stockholders' Equity (Deficit)

Common stock, $0.001 par value
48,000,000 shares authorized
13,593,357 shares outstanding (note 9)	13,594	4,770

Preferred stock, $0.001 par value
2,000,000 shares authorized
Nil shares issued and outstanding	-	-

Additional paid in capital	595,441	10,351

Deficit accumulated during the development stage	(632,158)	(27,371)
	(23,123)	(12,250)

	$ 516,790	$ -

Commitments (note 11)

Subsequent events (note 12)

Approved by the Directors:

/s/ John G. Punzo__________________ Director           /s/ Francis K. Ling________________ Director

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Consolidated Statement of Stockholders' Equity (Deficit)

(Expressed in US Dollars) (Unaudited)

For the period from Inception to September 30, 2005

	Number of shares	Par value	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total

October 31, 2000 issuance of common stock for cash	3,000,000	$ 3,000	$ -	$ -	$ 3,000

December 31, 2000 issuance of common stock for cash	590,000	590	590	-	1,180

Net loss for the period	-	-	-	(298)	(298)

Balance, December 31, 2000	3,590,000	3,590	590	(298)	3,882

January 31, 2001 issuance of common stock for cash	510,000	510	510	-	1,020

December 31, 2001 issuance of stock to purchase FHW, Inc.	10,000	10	9,251	-	9,261

December 31, 2001 issuance of common stock for cash	520,000	520	-	-	520

Net income for the period	-	-	-	3,034	3,034

Balance, December 31, 2001	4,630,000	4,630	10,351	2,736	17,717

Net loss for the period	-	-	-	(10,135)	(10,135)

Balance, December 31, 2002	4,630,000	4,630	10,351	(7,399)	7,582

January 1, 2003 issuance of common stock for cash	140,000	140	-	-	140

Net loss for the period	-	-	-	(12,666)	(12,666)

Balance, December 31, 2003	4,770,000	4,770	10,351	(20,065)	(4,944)

Net loss for the period	-	-	-	(7,306)	(7,306)

Balance, December 31, 2004	4,770,000	4,770	10,351	(27,371)	(12,250)

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Consolidated Statement of Stockholders' Equity (Deficit) (continued)

(Expressed in US Dollars) (Unaudited)

For the period from Inception to September 30, 2005

Number of shares	Par value	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total

Balance, December 31, 2004	4,770,000	4,770	10,351	(27,371)	(12,250)

February 22, 2005 issuance of common stock for cash	2,000,000	2,000	-	-	2,000

March 15, 2005 issuance of common stock for cash	3,000,000	3,000	27,000	-	30,000

March 15, 2005 issuance of common stock for services	100,000	100	900	-	1,000

April 15, 2005 issuance of common stock for services	50,000	50	12,450	-	12,500

May 12, 2005 issuance of stock to purchase Wentworth Oil & Gas, Inc.	1,416,000	1,416	-	-	1,416

Reduction in additional paid-in capital upon consolidation	-	-	(206,657)	-	(206,657)

June 6, 2005 issuance of common stock for cash	896,000	896	223,104	-	224,000

June 6, 2005 issuance of common stock for debt settlement	50,000	50	12,450	-	12,500

June 6, 2005 issuance of common stock for bonus on convertible note	30,000	30	44,970	-	45,000

June 6, 2005 issuance of common stock for finder's fee	17,857	18	12,482	-	12,500

August 4, 2005 issuance of stock to purchase Wentworth Oil & Gas, Inc.	180,000	180	-	-	180

August 4, 2005 issuance of common stock for bonus on convertible note	6,000	6	1,494	-	1,500

August 4, 2005 issuance of common stock for cash	120,000	120	89,880	-	90,000

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Consolidated Statement of Stockholders' Equity (Deficit) (continued)

(Expressed in US Dollars) (Unaudited)

For the period from Inception to September 30, 2005

Number of shares	Par value	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total

August 4, 2005 issuance of common stock for services	444,833	445	110,763	-	111,208

September 1, 2005 cancellation of common stock for non-payment	(500,000)	(500)	(4,500)	-	(5,000)

September 13, 2005 issuance of common stock for origination fee on loan agreement	100,000	100	24,900	-	25,000

September 13, 2005 issuance of common stock for services	62,667	63	18,604	-	18,667

September 28, 2005 issuance of common stock to purchase leases	10,000	10	8,090	-	8,100

September 30, 2005 issuance of common stock upon exercise of options	840,000	840	209,160	-	210,000

Net loss for the period	-	-	-	(604,787)	(604,787)

Balance September 30, 2005	13,593,357	$ 13,594	$ 595,441	$ (632,158)	$ (23,123)

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Consolidated Statement of Cash Flows

(Expressed in US Dollars) (Unaudited)

	Cumulative, Inception to September 30,	3 months ended September 30,		9 months ended September 30,
	2005	2005	2004	2005	2004
Cash provided by (used for)

Operating activities
Income (loss) for the period	$(632,158)	$(291,451)	$ (1,250)	$(604,787)	$ (3,806)
Adjustments for:
Amortization	2,224	180	-	335	-
Write-down of option payments	100,000	-	-	100,000	-
Non-cash administrative expenses	47,180	33,680	-	47,180	-
Non-cash loss from discontinued operations	7,372	-	-	-	-

	(475,382)	(257,591)	(1,250)	(457,272)	(3,806)
Change in non-cash working capital items:
Accounts receivable	(3,971)	(2,001)	-	(5,971)	-
Prepaid expenses	(138,659)	(133,067)	-	(151,159)	-
Accounts payable and accrued liabilities	(31,444)	(67,407)	1,250	(31,194)	3,750
Due to related parties	3,842	(131,248)	-	3,842	-

	(645,614)	(591,314)	-	(641,754)	(56)

Investment activities
Oil and gas property purchase	(360,926)	(4,148)	-	(360,926)	-
Sale of oil and gas property	180,463	180,463		180,463
KLE Mineral Holdings, LLC option payments	(100,000)	-	-	(100,000)	-
Equipment purchases	(2,474)	-	-	(2,474)	-

	(282,937)	176,315	-	(282,937)	-

Financing activities
Deferred finance costs	16,667	17,500	-	16,667	-

Proceeds from promissory notes	349,981	166,481	-	349,981	-
Subscriptions received	1,500	(90,000)	-	1,500	-
Issuance of shares	559,860	300,000	-	556,000	-

	928,008	393,981	-	924,148	-

Increase (decrease) in cash	(543)	(21,018)	-	(543)	(56)

Cash, beginning of period	-	20,475	-	-	56
					-
Bank indebtedness, end of period	$ (543)	$ (543)	$ -	$ (543)	$ -

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements

(Expressed in US Dollars) (Unaudited)

September 30, 2005

1.

Nature of Operations

The company was incorporated in the State of Oklahoma on October 31, 2000.  During the year ended December 31, 2003 the company ceased its consulting operations.  Subsequent to December 31, 2004 the company is involved in the exploration, development and exploitation of oil and gas properties, under the agreements described in note 3.

On March 24, 2005 the company undertook a 2:1 stock split by way of a stock dividend.  All references to common stock have been retroactively restated.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern.  Accordingly, they do not give effect to adjustment that would be necessary should the company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. The company's ability to continue as a going concern is dependent upon achieving profitable operations and/ or upon obtaining additional financing. The outcome of these matters can not be predicted at this time.

For US reporting requirements, the accompanying interim financial statements have been adjusted as of September 30, 2005 as required by Item 310(b) of Regulation S-B to include all adjustments which, in the opinion of management, are necessary in order to make the financial statements not misleading.

2.

Significant Accounting Policies

a)

Development stage company

The company is considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7.

b)

Consolidation

The consolidated financial statements include the accounts of the company and its 97.8%-owned subsidiary, Wentworth Oil & Gas, Inc.  All significant intercompany transactions have been eliminated.

c)

Oil and gas activities

The company follows the full cost method of accounting for its oil and gas activities. Accordingly, all costs associated with the acquisition, exploration and development of oil and gas properties are capitalized within the appropriate cost center.  Any internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken by the company for its own account, and do not include any costs related to production, general corporate overhead, or similar activities.

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements

(Expressed in US Dollars) (Unaudited)

September 30, 2005

2.

Significant Accounting Policies (continued)

c)

Oil and gas activities (continued)

All capitalized costs within a cost center are depleted on the units-of-production method based on estimated proved reserves attributable to the oil and gas properties owned by the company.

For each cost center, capitalized costs less accumulated depletion and related deferred income taxes, may not exceed the cost center ceiling. The cost center ceiling is equal to the sum of (a) the present value of estimated future net revenues from proved oil and gas reserves, less estimated future expenditures to be incurred in developing the proved reserves computed using a 10 percent discount factor; (b) the cost of properties not being amortized; (c) the lower of cost or fair market value of unproven properties included in the costs being amortized; and (d) income tax effects related to the differences between the book and tax basis of the properties.  Any excess is charged to expense during the period in which the excess occurs.

Sales of oil and gas properties, whether or not being amortized currently, are accounted for as adjustments of capitalized costs, with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a cost center. Abandonments of oil and gas properties are accounted for as adjustments of capitalized costs, and are amortized and subject to the cost center ceiling limitation.

d)

Capital assets

Capital assets are recorded at cost and are amortized on the declining balance basis at an annual rate as follows.

Equipment                                               30%

Furniture and fixtures                              20%

e)

Deferred finance costs

Finance costs with respect to the 12% convertible note and totaling $70,000 were recorded May 4, 2005, and are being expensed over the remaining months until maturity of the note on May 4, 2006.

f)

Foreign currency translation

Monetary assets and liabilities are translated at year-end exchange rates; other assets and liabilities have been translated at the rates prevailing at the date of transaction. Revenue and expense items, except for amortization, are translated at the average rate of exchange for the period.  Amortization is converted using rates prevailing at dates of acquisition. Gains and losses from foreign currency translation are included in the statement of operations.

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements

(Expressed in US Dollars) (Unaudited)

September 30, 2005

2.

Significant Accounting Policies (continued)

g)

Loss per share

Basic loss per share has been calculated based on the weighted average number of common shares outstanding during the period.  The company uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.

h)

Financial instruments

All significant financial assets, financial liabilities and equity instruments of the company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.  Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

i)

Comprehensive income

Under SFAS 130, the company is required to record certain gains and losses as a component of Stockholders' Equity, with the current changes in the component balances comprising the balance sheet figure disclosed in a separate statement or in a financial statement note.  The loss for the period is the same as the comprehensive loss for the period.

j)

Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those reported.

k)

Stock based compensation

In accordance with SFAS No. 123 (revised 2004), Share-Based Payments the cost of employee services received in exchange for equity instruments is measured at fair value at the grant date.  The cost of employee services received in exchange for an award of liability instruments is measured initially at fair value and re-measured subsequently at each reporting date through the settlement date.

l)

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".  A deferred tax asset or liability is recorded for all lx

temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements

(Expressed in US Dollars) (Unaudited)

September 30, 2005

2.

Significant Accounting Policies (continued)

m)

Recent accounting pronouncements

In May 2003, the FASB issued SFAS No. 150, "Accounting for certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payments.   For public companies, the cost of employee services received in exchange for equity instruments generally should be measured at fair value at the grant date.  The cost of employee services received in exchange for an award of liability instruments should be measured initially at fair value and re-measured subsequently at each reporting date through the settlement date.  Public entities that file as small business issuers must comply as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

In addition, the FASB and Emerging Issues Task Force ("EITF") have issued a variety of interpretations including the following interpretations with wide applicability:

Financial Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities", which addresses the consolidation of variable interest entities (formerly referred to as "Special Purpose Entities"). The Interpretation is generally in effect for interim or annual periods beginning after December 15, 2003.

In November 2002, the EITF reached a consensus on Issue 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). This consensus addresses issues related to separating and allocating value to the individual elements of a single customer arrangement involving obligations regarding multiple products, services, or rights which may be fulfilled at different points in time or over different periods of time. EITF 00-21 guidance is applicable for arrangements entered into in fiscal periods beginning after June 15, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the company's financial position or results of operations.

3.

Business Combination

On May 12, 2005, the company acquired 86.8% of the common stock of Wentworth Oil & Gas, Inc., a Nevada corporation, by the issuance of 1,416,000 shares in the common stock of the company at a deemed value of $0.001 per share.  On August 4, 2005, a further 11.0% was acquired for a total of 97.8%.  Wentworth Oil & Gas, Inc. owns an interest in the J.B. Henry #1 natural gas prospect (see note 5), and management expects the acquisition to produce significant revenue and cash flow for the company.

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements

(Expressed in US Dollars) (Unaudited)

September 30, 2005

3.

Business Combination (continued)

The Consolidated Statement of Operations and Deficit includes the results of operations of Wentworth Oil & Gas, Inc. for the period from May 12, 2005 to September 30, 2005.  The unaudited pro forma combined results of operations, as if Wentworth Oil & Gas, Inc. had been acquired at the beginning of 2004, are estimated to be:

	Cumulative, Inception to September 30,	3 months ended September 30,		9 months ended September 30,
	2005	2005	2004	2005	2004

Revenue	$ 105,740	$ 5,000	$ -	$ 5,000	$ -

Loss for the period	$ (852,313)	$ (291,271)	$ (58,441)	$ (824,942)	$ (60,997)

Loss per share	$ (0.148)	$ (0.023)	$ (0.009)	$ (0.076)	$ (0.010)

4.

Prepaid Expenses

The company entered into two publicity agreements during the period requiring deposits prior to delivery of services.  These prepaid deposits totaled $265,625 and are being expensed over the terms of each contract.

5.

Oil and Gas Reserves and Related Financial Information

a)

Oil and gas property - McMullen County, Texas

Through its subsidiary, Wentworth Oil & Gas, Inc., the company owns a 9% working interest (a 6.75% net revenue interest) in the J.B. Henry #1 natural gas re-entry prospect located in central McMullen County, Texas.  Following completion of a planned re-entry of the J.B. Henry #1 well, the company will have an option to participate, as to a 9% undivided interest, in the re-entry of the E.M. Henry #2 natural gas well at an estimated cost to the company of an additional $50,000.

The company's subsidiary owned an 18% interest prior to August 2005, at which time it sold one-half of its interest, equivalent to 9%, for $180,463.  These funds were used to settle the majority of the amounts owing to the operator, including $80,000 of promissory notes and $16,000 of cash bonuses on those notes.  Prior to the company's acquisition, Wentworth Oil & Gas, Inc. recorded a loss of approximately $108,000 against the cost of the property.

b)

Oil and gas property - Archer County, Texas

The company also owns a 100% working interest (an 81.25% net revenue interest) in the Wuckowitsch and Burnett property covering approximately 240 acres in Archer County, Texas.  The company purchased the leases to this property by issuing 10,000 common shares.  The property comprises four producing wells and 38 inactive wells.  Management intends to reactivate the inactive wells at an estimated cost to the company of $150,000.

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements

(Expressed in US Dollars) (Unaudited)

September 30, 2005

5.   Oil and Gas Reserves and Related Financial Information (continued)

c)

Costs incurred in oil and gas property acquisition, exploration and development activities

Costs incurred in oil and gas property acquisition, exploration and development activities are summarized as follows:

September 30, 2005
Acquisitions:
Proved producing reserves	$ -
Proved undeveloped reserves	180,463
Unproved properties	8,087
Development costs	-
Explorations costs	-

$ 188,550

d)

Proved oil and gas reserve quantities (unaudited)

At September 30, 2005, the estimated oil and gas reserves for the J.B. Henry #1 prospect presented herein were derived from a report dated August 2, 2004 prepared by Flatrock Engineering & Environmental, Ltd., an independent engineering firm.  The company cautions that there are many inherent uncertainties in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures.  Accordingly, these estimates are likely to change as future information becomes available, and these changes could be material.

Estimated quantities of proved reserves (all of which are classified as proved undeveloped and are located within the United States), as well as the changes in proved reserves during the period ended September 30, 2005, are presented in the following table:

	Crude Oil (BLS)	Natural Gas (MCF)

Proved undeveloped reserves, beginning	-	-
Purchase of 9% working interest in reserves	-	89,633
Production	-	-

Proved undeveloped reserves, end of period	-	89,633

Proved reserves are the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions and current regulatory practices.  Reserves are considered proved when commercial production has been established by actual production or well tests.  The portion of the reservoir considered proved is the area delineated by drilling and reasonable interpretation of available data after considering fluid contacts, if any.

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements

(Expressed in US Dollars) (Unaudited)

September 30, 2005

5.   Oil and Gas Reserves and Related Financial Information (continued)

e)

Proved oil and gas reserve quantities (unaudited) (continued)

Proved reserves may be developed or undeveloped.  Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.  Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled.  Proved reserves for other undrilled units are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

f)

Standardized measure of discounted future net cash flows relating to proved oil and gas reserve quantities (unaudited)

The table below sets forth a standardized measure of the estimated discounted future net cash flows attributable to the company's 9% undivided interest in proved undeveloped oil and gas reserves.  Estimated future cash inflows were computed by applying an estimated $4.55 per MCF price to the estimated future production of proved gas reserves at September 30, 2005 discounted at 10%.  The future production and development costs represent the estimated future expenditures to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions.

September 30, 2005

Future cash inflows	$ 407,816
Future cash outflows;
Development costs	-
Production costs	147,328

Future net cash flows	260,488
Adjustment to discount future annual cash flows at 10%	(124,052)

Standardized measure of discounted future cash flows	$ 136,436

The following table summarizes the principal factors comprising the changes in the standardized measure of estimated discounted net cash flows:

September 30, 2005

Standardized measure, beginning	$ -
Purchase of proved undeveloped reserves	136,436
Sales of oil and gas, net of production costs	-

Standardized measure, end of period	$ 136,436

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements

(Expressed in US Dollars) (Unaudited)

September 30, 2005

6.    Equipment

	Cost	Accumulated Amortization	Net Book Value

Office equipment	$ 2,523	$ 682	$ 1,841
Furniture and fixtures	345	34	311
	$ 2,868	$ 716	$ 2,152

7.   Convertible Loans Payable

September 30, 2005

16% Convertible Note	$ 20,000

An unsecured note payable due January 30, 2006 with interest payable monthly at 16% per annum and a bonus of 6,000 shares of the common stock of the company.  The holder of the note is entitled, at its option, to convert any or all of the principal and accrued interest into shares of the common stock of the company at a price of $1.50 per such share at any time prior to maturity.

12% Convertible Note	183,500

An unsecured note payable due May 4, 2006 with interest payable monthly at 12% per annum and a bonus of 30,000 shares of the common stock of the company.  The holder of the note is entitled, at its option, to convert any or all of the principal and accrued interest into shares of the common stock of the company at a price of $1.50 per such share at any time prior to maturity.

10% Convertible Line of Credit	262,481

An unsecured $1,000,000 line of credit due August 22, 2008 with interest payable annually at 10% per annum commencing August 22, 2006, and a bonus of 100,000 shares of the common stock of the company.  The lender is entitled, at its option, to convert any or all of the principal and accrued interest into shares of the common stock of the company at a price of $0.90 per such share at any time prior to maturity.

Total	$ 465,981

8.   Related Party Transactions

a)

During the period, the company entered into transactions with related parties as follows:

Management fees paid to corporations controlled by directors                               $157,594

Rent paid to a corporation controlled by a director                                                    $    2,700

Rent paid to a director                                                                                                     $    2,139

Consulting fees paid to a director                                                                                 $    4,500

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements

(Expressed in US Dollars) (Unaudited)

September 30, 2005

8.   Related Party Transactions (continued)

b)

As at September 30, 2005, $3,842 was owed to a director and corporations owned by directors of the company in respect of unpaid fees and expenses.  The amount due to related parties is unsecured, without interest or stated terms of repayment, accordingly fair value can not be reliably determined.

9.

Warrants Outstanding

	Number of warrants	Exercise price	Expiry date

Outstanding at December 31, 2004	-	-	-

Warrants granted	120,000	$0.75	July 4, 2006
Warrants exercised	-	-	-

Outstanding at September 30, 2005	120,000	$0.75

10.

Stock-Based Compensation

The company grants options to directors, officers, and consultants to acquire common stock.  As disclosed in note 2(k) the company has prospectively adopted the recommendations of SFAS 123(R) with respect to stock-based compensation.

The company issued 6,025,000 options during the year to date.  Using the below assumptions, the fair value of each option granted is nil, and no compensation expense was recorded in the operations.

Dividend rate                          0.00%

Expected life                       1.75-2.75 years

Risk-free interest rate             3.25%

Expected volatility                      0%

Strike price                         $0.25-$0.50

Spot price                                 $0.25

Option pricing models require the input of highly subjective assumptions including the expected price volatility.  Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the company's stock options.

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements

(Expressed in US Dollars) (Unaudited)

September 30, 2005

10.

Stock-Based Compensation (continued)

	Number of options	Exercise price	Expiry date

Outstanding at December 31, 2004	-	-

Options granted	1,800,000	$0.50	February 28, 2009
Options granted	3,500,000	$0.25	February 28, 2008
Options granted	375,000	$0.50	February 28, 2008
Options granted	350,000	$0.25	February 28, 2007
Options exercised	(840,000)	$0.25	-

Outstanding at September 30, 2005	5,185,000	$0.25-$0.50

11.

Commitments

The company has entered into the following consulting agreements:

a)

Effective March 1, 2005, pursuant to which a consultant will be paid $1,000 per month, in cash or common shares at the option of the consultant, and a minimum of 25,000 options to be granted annually, the agreement is for a term of one year. If the agreement is terminated by the company without notice, damages are payable equal to 12 times the monthly fee.  The consultant will be paid a finder's fee on the raising of debt or equity financing.

b)

Effective March 22, 2005, pursuant to which a consultant will be paid $2,500 per month, in cash until July 2005 at which time the fee will increase to $4,500 and will be payable 50% in cash and 50% in common shares. The contractor will be issued 20,000 additional common shares as an inducement to commence work with the company.  Additional remuneration includes a minimum of 100,000 options to be granted annually.   The agreement is for a term of three years. If the agreement is terminated at the option of the company without notice, damages are payable equal to 6 times the monthly fee.

c)

In October 2005, the company entered into a management agreement with a corporation controlled by the CEO of the company.  This agreement replaces an agreement with another corporation controlled by the same CEO, which was effective April 2, 2005 and was terminated by the corporation on September 30, 2005.  The corporation will be paid $13,700 per month for consulting services, and an annual bonus based on performance of the company.  Remuneration also includes a minimum of 1,000,000 options.  The agreement is for a term of five years.  If the agreement is terminated by the company without notice, damages are payable equal to 12 times the monthly fee.

d)

Effective April 2, 2005, pursuant to which a corporation controlled by a Director of the company will be paid $10,800 per month for consulting services, in cash or common shares at the option of the consultant.

  Additional remuneration includes a minimum of 800,000 options to be granted annually.  The agreement is for a term of five years. If the agreement is terminated by the company without notice, damages are payable equal to 12 times the monthly fee.

Wentworth Energy, Inc.

(Formerly Avondale Capital I Corp.)

(a Development Stage Enterprise)

Notes to the Consolidated Financial Statements

(Expressed in US Dollars) (Unaudited)

September 30, 2005

11.

Commitments (continued)

e)

Effective June 1, 2005, pursuant to which an investor relations consultant will be paid 400,000 shares of common stock for a twelve month period commencing August 1, 2005.

f)

Effective June 1, 2005, pursuant to which a public relations consultant will be paid $500 and 5,000 shares of common stock per month commencing August 2005 and ending June 1, 2006.

g)

Effective June 16, 2005, pursuant to which an investor relations consultant will be paid $5,000 per month commencing July 2005 and 250,000 shares of common stock in four quarterly installments.  The company may terminate the agreement upon 30 days' notice and the payment of a $5,000 termination fee.

12.

Subsequent Events

a)

In October 2005, the company granted stock options to purchase from the company 100,000 shares of common stock at a price of $0.50 per share at any time prior to February 28, 2008.

Up to 15,657,985

Shares of

Common Stock

of

Wentworth Energy, Inc.

PROSPECTUS

The date of this prospectus is February 10, 2006.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

        The Corporation Laws of the State of Oklahoma and the Company's Bylaws provide for indemnification of the Company's Directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matter as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.  Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC Registration fee	$ 1,983.86
Accounting fees and expenses*	$ 5,000.00
Legal fees and expenses*	$ 10,000.00
TOTAL	$ 16,983.86

* Estimated

Item 26. Recent Sales of Unregistered Securities.

The Company on February 17, 2005, effective February 22, 2005, sold in a private negotiated transaction with Firemark Capital, LLC, a Nevada limited liability company, 2,000,000 post-split shares of Common Stock. The total sales price was $2,000 cash paid to the Company plus the Company receiving certain consulting services. The transaction was a private placement done under a Section 4(2) exemption from registration under the Securities Act of 1933.

On March 22, 2005, the Company completed a private placement of its common stock.  The Placement, which was conducted under the auspices of Section 4(2) and Regulation S, raised an aggregate of $31,000.  The Company sold 3,100,000 post-split shares of its common stock, par value $0.001, at a price of $0.01 per share.  All funds received were used as working capital and no commissions were payable as no brokers or underwriters were used in the Placement.

On or about May 4, 2005, the Company issued 17,857 shares of its restricted common stock as compensation for services rendered to the Company.  These shares were issued at a price of $0.70 per share and under the auspices of Rule 4(2).

On or about May 4, 2005, the Company issued 30,000 shares of its restricted common stock as a bonus on a convertible note investment.  The total number of shares was calculated at a price of $0.70 per share and was issued under the auspices of Rule 4(2).

On or about May 17, 2005, the Company issued 50,000 shares of its restricted common stock in settlement of an outstanding debt of the Company.  The shares were issued at a price of $0.25 per share and under the auspices of Rule 4(2).

On or before May 31, 2005, the Company completed a private placement of the Company's common stock.  The Company issued 896,000 shares of its restricted common stock under the auspices of Section 4(2) and Regulation S of the Securities Act of 1933 at a price of $0.25 per share.

On or about July 4, 2005, the Company accepted a subscription agreement from Kelburn Corporation, a Seychelles corporation, who agreed to purchase 120,000 units of the Company at a price of $0.75 per unit.  Each Unit sold consisted of one share of the Company's common stock, $0.001 par value, and one share purchase warrant which entitles the investor to purchase one share of the Company's common stock at a price of $0.75 per share.  The warrants expire within two (2) years of the Closing of the subscription transaction.  The Units were offered under the auspices of Regulation S of the Securities Act of 1933.

On or about August 4, 2005, the Company issued 9,000 shares of its restricted common stock as compensation for services rendered to the Company pursuant to a consulting agreement, dated December 1, 2004.  These shares were issued at a price of $0.25 per share and under the auspices of Rule 4(2).

On or about August 4, 2005, the Company issued 15,000 shares of its restricted common stock pursuant to the terms of a June 1, 2005 investor relations agreement.  These shares were calculated at a price of $0.25 per share and were issued under the auspices of Regulation S as issuances to a non-U.S. person.

On or about August 4, 2005, the Company issued 400,000 shares of its restricted common stock pursuant to the terms of a June 1, 2005 investor relations agreement.  The shares were issued at a price of $0.25 per share and under the auspices of Rule 4(2).

On or about August 4, 2005, the Company issued 20,833 shares of its restricted common stock pursuant to the terms of a June 16, 2005 investor relations agreement. The shares were issued at a price of $0.25 per share and under the auspices of Rule 4(2).

On or about August 4, 2005, the Company issued 180,000 shares of its restricted common stock to six (6) shareholders of Wentworth Oil & Gas who were exchanging shares of Wentworth Oil & Gas, Inc. for shares of the Company's common stock pursuant to the Share Exchange Agreement between the Company and Wentworth Oil & Gas, Inc.

On or about August 4, 2005, the Company issued 6,000 shares of its restricted common stock as a bonus on a convertible note investment.  The total number of shares was calculated at a price of $0.25 per share and were issued under the auspices of Regulation S as issuances to a non-U.S. person.

On September 13, 2005, the Company issued 100,000 shares of its restricted common stock at a deemed price of $0.25 per share as an origination fee on a $4,000,000 line of credit pursuant to an agreement, dated August 19, 2005.  These shares were issued under the auspices of Regulation S as an issuance to a non-U.S. person.

On September 13, 2005, the Company issued 41,667 shares of its restricted common stock pursuant to the terms of a June 16, 2005 investor relations agreement.  These shares were issued at a price of $0.25 per share under the auspices of Rule 4(2).

On September 13, 2005, the Company issued 15,000 shares of its restricted common stock pursuant to the terms of a June 1, 2005 investor relations agreement.  The shares were issued at a price of $0.25 per share and under the auspices of Regulation S.

On September 13, 2005. the Company issued 6,000 shares of its restricted common stock as compensation for services rendered pursuant to terms of a December 1, 2004 consulting agreement.  The shares were issued at a price of $0.75 per share (market price on the date of issuance) and under the auspices of Rule 4(2).

On September 28, 2005, the Company issued 10,000 shares of its restricted common stock as consideration for its North Texas oil properties pursuant to the terms of an August 26, 2005 purchase agreement.  The shares were issued at a price of $0.81 per share (market price on the date of issuance) and under the auspices of Rule 4(2).

On October 31, 2005, the Company issued 1,000,000 shares of its restricted common stock as consideration for the proposed purchase of certain oil sands leases.  These shares were subsequently cancelled when the transaction did not complete.

On October 31, 2005, the Company issued 80,000 shares of its restricted common stock pursuant to the terms of a verbal agreement as a finder's fee relating to a private placement completed on or about June 1, 2005.  These shares were issued at a price of $0.25 per share and under the auspices of Regulation S.

On November 3, 2005, the Company issued 100,000 shares of its restricted common stock for consulting services.  These shares were issued at a price of $0.83 per share and under the auspices of Rule 4(2).

On December 30, 2005, the Company sold 775,230 shares of its common stock to various investors at a price of $0.50 per share.  These shares were issued under the auspices of Regulation S as sales to non-U.S. persons for a total of $387,615.  The investors also received 775,230 warrants to purchase shares of common stock at an exercise price of $1.00 per share.  These warrants will expire on December 30, 2008.

On December 30, 2005, the Company sold 583,524 shares of its common stock to an investor at a price of $0.50 per share.  These shares were issued under the auspices of Rule 4(2) as a private sale for a total of $291,762.  The investor also received 583,524 warrants to purchase shares of common stock at an exercise price of $1.00 per share.

These warrants will expire on December 30, 2008.

On January 9, 2005, the Company issued 62,500 shares of its restricted common stock pursuant to the terms of a June 16, 2005 investor relations agreement.  These shares were issued at a price of $0.25 per share under the auspices of Rule 4(2).

On January 9, 2005, the Company issued 15,000 shares of its restricted common stock pursuant to the terms of a June 1, 2005 investor relations agreement.  The shares were issued at a price of $0.25 per share and under the auspices of Regulation S.

Item 27. Exhibits.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Wentworth Energy Inc., an Oklahoma corporation.

Exhibit Number	Description
4.1	Securities Purchase Agreement, dated January 12, 2006, by and among Wentworth Energy, Inc. and Cornell Capital, LP*
4.2	Security Agreement, dated January 12, 2006 between Wentworth Energy, Inc. and Cornell Capital Partners, LP, in connection with Security Purchase Agreement*
4.3	Subsidiary Security Agreement, dated January 12, 2006 between Wentworth Energy, Inc. and Cornell Capital Partners, LP, in connection with Security Purchase Agreement*
4.4	Investor Registration Rights Agreement, dated January 12, 2006, by and between Wentworth Energy, Inc. and Cornell Capital Partners, LP, in connection with Security Purchase Agreement*
4.5	Form of 10% Secured Convertible Debenture*
4.6	Escrow Agreement, dated January 12, 2006, by and between Wentworth Energy, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP, in connection with the Security Purchase Agreement*
5.1	Legal opinion and consent of Dieterich & Associates
10.9	Form of Lock-up Agreements
10.10	Consulting Agreement with James Whiteside
14.1	Code of Ethics
23.1	Consent of Dieterich & Associates (included with Exhibit 5.1)
23.2	Consent of Auditors

 * Incorporated by reference (filed with Company's Form 8-K on January 20, 2006).

Item 28. Undertakings.

The undersigned registrant hereby undertakes to:

(1)     File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

        (iii) Include any additional or changed material information on the plan of distribution.

(2)     For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)     File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)     For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5)     For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Forth Worth, Texas on February 10, 2006.

WENTWORTH ENERGY, INC.

By:  /s/ John Punzo

            Chief Executive Officer and Director

By: /s/ Francis K. Ling

            Chief Financial Officer,

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/s/ John Punzo John Punzo	President/CEO/Director	February 10, 2006
/s/ Francis K. Ling Francis K. Ling	CFO/Director	February 10, 2006